Exhibit 99.1

SIMON ARON (State Bar No. 108183)
   saron@wrslawyers.com
SUSAN K. SEFLIN (State Bar No. 213865)
   sseflin@wrslawyers.com
WOLF, RIFKIN, SHAPIRO, SCHULMAN & RABKIN, LLP
11400 West Olympic Boulevard, 9th Floor
Los Angeles, California 90064-1582
Telephone:	(310) 478-4100
Facsimile:	(310) 479-1422

Attorneys for Chapter 11 Debtors in
Possession and Plan Proponents

UNITED STATES BANKRUPTCY COURT
CENTRAL DISTRICT OF CALIFORNIA
SANTA ANA DIVISION

In re Enivel, Inc., et al., 1 Debtors.	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )
Case No. 8:10-bk-12735-RK
(Jointly Administered)
Chapter 11
[This Pleading Applies to All Cases]

DEBTORS’ FIRST AMENDED JOINT AND CONSOLIDATED CHAPTER 11 PLAN OF REORGANIZATION DATED SEPTEMBER 14, 2011, AS FURTHER MODIFIED

Plan Confirmation Hearing:
(See Disclosure Statement for Voting
& Objecting Procedures)

Date:           September 14, 2011
Time:           11:30 a.m.
Place:          Courtroom “5D”
                     411 W. Fourth Street
                     Santa Ana, California 92701

1 The Debtors, together with their bankruptcy case numbers are: (i) Enivel, Inc., 8:10-bk-12735-RK; (ii) Cleaners Club Acquisition Sub, Inc., 8:10-bk-12742-RK, (iii) Steam Press Holdings, Inc., 8:10-bk-12740-RK, (iv) U.S. Dry Cleaning Services Corporation dba U.S. Dry Cleaning Corporation, 8:10-bk-12748-RK; (v) USDC Fresno, Inc., 8:10-bk-12745-RK; (vi) USDC Fresno 2, Inc., 8:10-bk-12746-RK; (vii) USDC Portsmouth, Inc., 8:10-bk-12743-RK; and (viii) USDC Tuchman Indiana, Inc., 8:10-bk-12736-RK.

I.     INTRODUCTION

Enivel, Inc. (“Enivel”), Cleaners Club Acquisition Sub, Inc. (“CCI”), Steam Press Holdings, Inc. (“Steam Press”), U.S. Dry Cleaning Services Corporation dba U. S. Dry Cleaning Corporation (“USDC”), USDC Fresno, Inc. (“Fresno 1”), USDC Fresno 2, Inc. (“Fresno 2”), USDC Portsmouth, Inc. (“Portsmouth”), and USDC Tuchman Indiana, Inc. (“Tuchman”) are debtors (each a “Debtor” and collectively, the “Debtors”) in eight jointly administered Chapter 11 bankruptcy cases.2  On March 4, 2010, the Debtors commenced their bankruptcy cases by filing Voluntary Petitions under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”).  This document is the Debtors’ First Amended Joint and Consolidated Chapter 11 Plan of Reorganization Dated September 14 2011, as further modified (as may be further amended or modified, the “Plan”).  On April 28, 2011, the Debtors filed their First Amended Disclosure Statement Describing Debtors’ First Amended Joint And Consolidated Chapter 11 Plan Of Reorganization Dated April 22, 2011, as Modified (as may be further amended or modified, the “Disclosure Statement”).  Please be advised that this Plan should be read in conjunction with the approved Disclosure Statement, and that there are disclosures and information provided in the Disclosure Statement which are not included in this Plan.

The effective date (the “Effective Date”) of the Plan will be the date the Confirmation Order is entered as the Bankruptcy Court waived the provisions of Bankruptcy Rule 3020(e) and no stay of the Confirmation Order is in effect.  The Debtors following the Effective Date shall be referred to as the “Reorganized Debtor.”

This Plan provides for the Debtors’ emergence from their Chapter 11 Cases3 as one consolidated entity under USDC,4 which the Debtors anticipate will occur in June 2011.  Under the Plan, the Debtors will satisfy their debt and other Claims as set forth in Article III below, provide a recovery for Equity Security Holders, and implement a recapitalization with approximately $8 million of new capital. The Plan described below has been designed to position the Reorganized Debtor to succeed.

2 Unless expressly stated otherwise, any reference herein to the “docket” shall refer to the docket of Enivel, Inc., Bankruptcy Case No. 8:10-bk-12735-RK, as all eight bankruptcy cases are jointly administered under “Enivel, Inc.”
3 Any capitalized term not yet defined will be defined in Article II of this Plan or in the Disclosure Statement.
4 A hearing was held on January 27, 2011 on the Debtors’ Motion for Substantive Consolidation of All Debtors, which motion was approved pursuant to Bankruptcy Court order entered on April 21, 2011.

Currently, USDC is a public company and the parent company of the remaining Subsidiary Debtors.  After Confirmation of the Plan, the Reorganized Debtor will remain a public company.  The Reorganized Debtor will own and operate the dry cleaning stores which are currently owned collectively by the Debtors.  The Reorganized Debtor will also acquire additional dry cleaning stores after Confirmation.  As of the Effective Date, the Reorganized Debtor will have seventy-one (71) dry cleaning stores and three (3) processing plants.  After Confirmation, the Reorganized Debtor will continue its strategy to: (a) acquire market-dominant dry cleaning chains; (b) add retail services and revenue lines to upgrade its stores into full service garment care centers; (c) improve margins and operations through converting the stores to its hub-and-spoke model; (d) create a national brand; and (e) refranchise the stores under the national brand.  In furtherance of this strategy, the Reorganized Debtor will pursue the Subsequent Public Offering.

II.      DEFINITIONS, RULES OF CONSTRUCTION, AND EXHIBITS

A.	Definitions.

For the purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this Article II.  Any term used in this Plan that is not defined herein, but is defined in the Disclosure Statement, the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to such term in the Disclosure Statement, the Bankruptcy Code or the Bankruptcy Rules, in that order or priority.  Throughout this Plan, the use of the masculine, feminine, neuter, plural or singular shall be understood to include each of the others as the context may reasonably dictate.  As used in this Plan, the following definitions shall apply:

1.1           Administrative Claim.  A Claim for costs and expenses of administration allowed under Section 503(b) of the Bankruptcy Code and referred to in Section 507(a)(2) of the Bankruptcy Code, including, without limitation:  (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries or commissions for services); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under Sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the estate under 28 U.S.C. § 1930.

1.2           Administrative Claim Bar Date. The date which is thirty (30) days after the Effective Date.

1.3           Allowed Administrative Claim.  An Administrative Claim which is an Allowed Claim.

1.4           Allowed Claim.  A Claim against the Debtors as to which no objection has been filed, or if an objection has been filed, has either been overruled or otherwise resolved by the allowance of such Claim by the Bankruptcy Court, if the Claim was: (1) scheduled in the list of creditors prepared and filed with the Bankruptcy Court by the Debtors and not listed as disputed, contingent or unliquidated as to amount; or (2) the subject of a timely filed proof of claim; or (3) which has been allowed by order of the Bankruptcy Court.

1.5           Allowed Priority Claim.  A Priority Claim which is an Allowed Claim.

1.6           Allowed Priority Tax Claim.  A Priority Tax Claim which is an Allowed Claim.

1.7           Allowed Professional Fees.  The amount of fees and costs incurred by Professionals engaged by the Debtors or the Committee in connection with the Cases which are (1) timely requested by application filed on or prior to the Administrative Claims Bar Date; and (2) which are allowed by order of the Bankruptcy Court.

1.8           Allowed Secured Claim.  A Secured Claim which is an Allowed Claim.

1.9           Allowed General Unsecured Claim.  A General Unsecured Claim which is an Allowed Claim.

1.10         Ballot.  The form of ballot or ballots that will be distributed with the Disclosure Statement to holders of Claims and Equity Security Interests entitled to vote under this Plan in connection with the solicitation of acceptances of this Plan.

1.11           Bankruptcy Code.  Title 11 of The United States Code (11 U.S.C. §§ 101 et seq.), as now in effect or hereafter amended.  All citations in the Disclosure Statement or in this Plan to section numbers are to the Bankruptcy Code unless otherwise expressly indicated.

1.12           Bankruptcy Court or Court.  The United States Bankruptcy Court for the Central District of California, Santa Ana Division, or such successor court or tribunal as may hereafter be confirmed or created by lawful authority with power to confirm reorganization plans under Chapter 11, Title 11 of the United States Code, and all other applicable statutes, rules and regulations governing the Cases.

1.13           Bankruptcy Rules.  Federal Rules of Bankruptcy Procedure, as now in effect or hereafter amended.

1.14           Bar Date.  August 13, 2010 for non-governmental creditors and August 31, 2010 for governmental units.

1.15           Business Day.  Any day, other than a Saturday, Sunday or legal holiday as defined in Bankruptcy Rule 9006(a).

1.16           Cases.  These Chapter 11 bankruptcy cases filed by the Debtors.

1.17           Cash.  Currency, checks, negotiable instruments and wire transfers of immediately available funds.

1.18           Claim.  Any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or, a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right is an equitable remedy or is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, against the Debtors.

1.19           Claimant.  A person or entity asserting a Claim.

1.20           Claim Chart: Exhibit “E” to the Disclosure Statement which lists all Claims scheduled by the Debtors and/or filed against a Debtor or Debtors.

1.21           Claims Objection Deadline.  One hundred twenty (120) days following the Effective Date, which date may be extended by the Bankruptcy Court upon motion of any party in interest for cause.

1.22           Class. A category of Claims which are substantially similar to each other and into which Allowed Claims are grouped and classified pursuant to this Plan, unless a member of the Class has agreed to a subordinated treatment.  The Classes provided for in this Plan are summarized in Article IV of the Disclosure Statement and Article III of this Plan.

1.23           Committee.  The Joint Official Committee of Unsecured Creditors appointed in these Cases.

1.24           Confirmation.  The entry of the Confirmation Order on the docket of the Bankruptcy Court.

1.25           Confirmation Date.  The date upon which the Bankruptcy Court enters the Confirmation Order.

1.26           Confirmation Hearing.  The hearing or hearings held by the Bankruptcy Court to consider and rule upon the request for approval of the Plan.

1.27           Confirmation Order.  The order entered by the Bankruptcy Court confirming the Plan.

1.28           Creditor.  A person or entity asserting a Claim; also, a Claimant.

1.29           D&O Insurance Policy. Directors’ and Officers’ and Corporate Liability Insurance Policy No. 1867056 (the “D&O Insurance Policy”) issued by Carolina Casualty Insurance Company to USDC and all endorsements and renewals thereof.  The D&O Insurance Policy is a “claims made” policy with a $3 million policy limit.  The D&O Insurance Policy is a “burning limits” policy, in that the aggregate amount of coverage is reduced by costs of defense as well as any claims paid.

1.30           Debtors.  Collectively, the eight Chapter 11 debtors in possession listed below:

•	Enivel, Inc. ~ Bankr. Case No. 8:10-bk-12735-RK

•	Cleaners Club Acquisition Sub, Inc. ~ Bankr. Case No. 8:10-bk-12742-RK

•	Steam Press Holdings, Inc. ~ Bankr. Case No. 8:10-bk-12740-RK

•	U.S. Dry Cleaning Services Corporation dba U.S. Dry Cleaning Corporation ~ Bankr. Case No. 8:10-bk-12748-RK

•	USDC Fresno, Inc. ~ Bankr. Case No. 8:10-bk-12745-RK

•	USDC Fresno 2, Inc. ~ Bankr. Case No. 8:10-bk-12746-RK

•	USDC Portsmouth, Inc. ~ Bankr. Case No. 8:10-bk-12743-RK

•	USDC Tuchman Indiana, Inc. ~ Bankr. Case No. 8:10-bk-12736-RK

1.31           DIP Loan.  The post-petition line of credit financing of up to $1 million extended by the Setal Entities to the Debtors and approved by the Bankruptcy Court by the DIP Order.

1.32           DIP Order.  The Final Order Authorizing Post-Petition Financing on a Secured Basis entered by the Bankruptcy Court on November 12, 2010, as Docket No. 466 in the Case.

1.33           Disclosure Statement.  The First Amended Disclosure Statement Dated April 22, 2011. as Modified (as may be further amended or modified) [Docket No. 627] prepared by the Debtors as required by § 1125 of the Bankruptcy Code describing this Plan.

1.34           Disclosure Statement Order.  The Order (I) Approving Adequacy Of Debtors’ First Amended Disclosure Statement (As May Be Amended Or Modified); (Ii) Approving Solicitation Procedures, Manner Of Notice And Vote Tabulation Procedures; (Iii) Establishing Voting Record Date And Deadline For Receipt Of Ballots; And (Iv) Fixing Date, Time And Place For Confirmation Hearing And Deadline To File Objections To Confirmation entered by the Bankruptcy Court on March 18, 2011, as Docket No. 596 in this Case.

1.35           Discounted Stock Price.  The price for New Common Stock equal to a discount of 20% of the price of the New Common Stock to be issued pursuant to the Subsequent Public Offering.

1.36           Disputed Claim.  Disputed Claims include: (i) a Claim which has been scheduled as disputed, contingent or unliquidated where a Proof of Claim has not been filed thereafter; (ii) a Claim as to which an objection has been timely filed with the Bankruptcy Court, and which objection has not been withdrawn on or before any date fixed for filing such objections by this Plan or by order of the Bankruptcy Court and has not been overruled or denied by a final order; and (iii) any Claim listed as a Disputed Claim on the Claim Chart.

1.37         Distribution.  Any distribution by the Reorganized Debtor to any Class, Claimant or Creditor.

1.38         Effective Date.  The date the Confirmation Order is entered by the Bankruptcy Court.

1.39         Equity Security.  An “equity security” as defined in § 101(16) of the Bankruptcy Code, including any and all shares of stock, warrants, options, or similar security.

1.40         Equity Security Holders:  A holder of an Interest or Equity Security.  Attached as Exhibit “G” to the Disclosure Statement is a list of all of the Debtors’ Equity Security Holders as of the Petition Date.

1.41         Equity Security Holders Chart:  Exhibit “G” to the Disclosure Statement which lists all of the Debtors’ Preferred and Common Shareholders of record as of the Petition Date.

1.42         Estates.  The estates created for the Debtors in the Cases pursuant to Section 541 of the Bankruptcy Code.

1.43         Estate Claim.  A Claim belonging to any Estate.

1.44         Exit Financing. Financing in the sum of approximately $8.8 million raised through a private offering of the Reorganized Debtor’s New Debt Securities, of which a portion will be raised after the Effective Date.

1.45         Exit Financing Documents.  Consist of the following documents:

(a)           10% Senior Debenture (Attached hereto as Exhibit A)

(b)           Securities Purchase Agreement – Senior Debenture (Attached hereto as Exhibit B)

(c)           Registration Rights Agreement – Senior Debenture (Attached hereto as Exhibit C)

(d)           Common Stock Purchase Warrant – Senior Debenture (Attached hereto as Exhibit D)

(e)           Security Agreement – Security Agreement – Senior Debenture (Attached hereto as Exhibit E)

(f)            8% Subordinated Debenture (Attached hereto as Exhibit F)

(g)           Securities Purchase Agreement – Subordinated Debenture (Attached hereto as Exhibit G)

(h)           Registration Rights Agreement – Subordinated Debenture (Attached hereto as Exhibit H)

(i)            Security Agreement – Subordinated Debenture (Attached hereto as Exhibit I)

1.46         Gamet 9019 Motion. Motion Pursuant To Bankruptcy Rule 9019 For Entry Of An Order Approving A Settlement By And Between The Debtors And The Gamet Parties [Docket No. 658] filed on May 19, 2011.

1.47         Gamet Order.  Order approving the Gamet 9019 Motion which was entered by the Bankruptcy Court on August 9, 2011 [Docket No. 736].

1.48         Gamet Parties.  Collectively, the following parties:  Team Enterprises, LLC, dba Gamet Enterprises, LLC, Team Equipment, Inc., Bell Hop Cleaners of California, Inc., Fabricare Services, Inc., Thomas Jones, Eric Jones, Andrew Butler Jones, Frederic Page Jones, Jr., the Jones Family Trust as Amended 2/24/04, the Thomas H. Jones and Shirley C. Jones Family Trust/Survivors Trust Dated 9/28/93, and all other individual Jones family members and their respective trusts, and each of their respective predecessors, successors, trusts, subsidiaries and/or affiliated or related companies, corporations, parent companies, divisions partners, joint ventures, affiliates, officers, directors, employees, servants, shareholders, stockholders, sureties, insurers, attorneys, agents representatives, executors, administrators and assigns.

1.49         Gamet Settlement Agreement.  The settlement agreement entered into between, among others, the Debtors and the Gamet Parties, which is reflected on the Court’s docket as Docket No. 724.

1.50           General Unsecured Claim. A Claim against the Debtors that is not secured by a charge against, or an interest in, any of the Debtors’ assets, including an Allowed Claim arising under § 502(g) of the Bankruptcy Code, but that is not an Administrative Claim, a Priority Claim, or a Priority Tax Claim.

1.51           Interest. When “Interest” is used in the context of holding an equity security of any Debtor (and not used to denote (i) the compensation paid for the use of money for a specified time and usually denoted as a percentage rate of interest on a principal sum of money, or (ii)a security interest in property), then “Interest” shall mean an interest or share in a Debtor of the type described in the definition of  “Equity Security” herein.

1.52           Maxim.  The Debtors’ co-investment banker and lead placement agent employed by this Court pursuant to Court order dated June 20, 2011 [Docket No. 679].

1.53           New Common Stock.  The common stock of the Reorganized Debtor issued after the Effective Date.

1.54           New Debt Securities: The debt securities issued in connection with the Exit Financing, which will be secured by a first priority lien on substantially all of the Reorganized Debtor’s assets, except as provided in this Plan.

1.55           New Equity Securities: Any equity securities issued in connection with the Exit Financing.

1.56           OUST: Office of the United States Trustee

1.57           Petition Date.  March 4, 2010, the date on which the Debtors filed their voluntary Chapter 11 petitions commencing these Cases.

1.58           Plan Dated April 22, 2011.  The Debtors’ First Amended Joint and Consolidated Plan of Reorganization Dated April 22, 2011, as Modified filed on April 28, 2011, and reflected on the Court’s docket as Docket No. 626.

1.59           Plan.  This First Amended Joint and Consolidated Plan of Reorganization Dated September 14, 2011, as Further Modified (as may be further amended or modified) proposed by the Debtors.

1.60           Plan Documents.  The documents attached hereto as Exhibits “A” to “J” which include the documents related to the Exit Financing and the Professional Notes (as well as all other documents executed or to be executed in connection with the transactions contemplated by the Plan and all amendments and modifications thereof).

1.61           Post-Confirmation Status Report.  The status report to be filed by the Reorganized Debtor within 120 days of the Confirmation Date, and each 120 days thereafter, or as otherwise ordered by the Court.

1.62           Post-Effective Date Notice Parties.  Any parties who have requested special notice post-Effective Date.

1.63           Priority Claim.  A Claim entitled to priority under Section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim pursuant to 11 U.S.C. § 507(a)(8).

1.64           Priority Tax Claim.  A Claim entitled to priority under § 507(a)(8) of the Bankruptcy Code.

1.65           Professional Fee Applications.  Applications filed pursuant to 11 U.S.C. §§ 330, 331, or 503(b)(4) for allowance of Administrative Claims relating to the compensation and reimbursement of expenses of Professionals employed pursuant to an order of the Bankruptcy Court under Sections 327 or 1103 of the Bankruptcy Code for services performed and expenses incurred prior to the Effective Date.

1.66           Professional Notes. New debt instruments issued to certain holders of Administrative Claims who have agreed to accept a portion of their Allowed Administrative Claims in Cash on the Effective Date and to defer payment of a portion of such Claims in exchange for the Professional Notes.  The Professional Notes will be issued to the holders in a principal amount of the balance on such Administrative Claims.  The Professional Notes will be secured by a first priority lien on substantially all of the Reorganized Debtor’s assets, except as provided in this Plan, pari pasu with the New Debt Securities, and will be in the form of Exhibit J.

1.67           Professionals.  The professionals, including attorneys, accountants, financial advisors and other professional persons retained by either the Debtors, the Estates, or the Committee in connection with the Cases.

1.68           Provident. INTL Provident Group, the Debtors’ co-investment banker employed by order of the Bankruptcy Court effective as of November 9, 2010.

1.69           Record Date.  The Effective Date

1.70            Reorganized Debtor.  The consolidated Debtors following the occurrence of the Effective Date of this Plan.

1.71           Reserve Account.  An account created pending the resolution of a Disputed Claim, containing a sufficient amount to satisfy such Disputed Claim in a manner consistent with that Claim’s treatment under this Plan should it ultimately become an Allowed Claim.

1.72           Schedules. The Schedules of Assets and Liabilities filed by each Debtor in accordance with 11 U.S.C. § 521 and Bankruptcy Rule 1007, as the same may be amended from time to time in accordance with Bankruptcy Rule 1009 prior to the Effective Date.

1.73           Secured Claim.  A Claim that is secured by a lien against any assets of the Estate to the extent of the value of any interest in such assets of the Estate securing such Claim, or to the extent of the amount of such Claim subject to setoff in accordance with § 553 of the Bankruptcy Code, in either case determined pursuant to 11 U.S.C. § 506(a).

1.74           Setal Entities. The Debtors’ senior secured lenders consisting of: Setal 1, LLC; Setal 2, LLC; Setal 3, LLC; Setal 4, LLC; Setal 5, LLC; Setal 6, LLC; and the Taylor Family Trust dated March 3, 1994 as amended in its entirety November 18, 1999.

1.75           Subsequent Public Offering.  The public offering of the Reorganized Debtor’s securities pursuant to an S-1 Registration Statement to be as soon after the Effective Date as feasible.

1.76           Substantive Consolidation Motion.  The motion to substantively consolidate all eight Debtors under USDC effective on the date the Confirmation Order is entered.  The Substantive Consolidation Motion was approved pursuant to Bankruptcy Court Order entered on April 21, 2011.

1.77           Substantive Consolidation Order.  The Order Approving Motion For Substantive Consolidation Of All Debtors entered by the Bankruptcy Court on April 21, 2011.

1.78           Subsidiary Debtors.  All of the Debtors except USDC.

1.79           Unsecured Claim. Any Claim that is not secured by a lien on, security interest in, or charge against property of any Estate.

1.80           USDC or USDCC.  U.S. Dry Cleaning Services Corporation, a Delaware corporation, dba U.S. Dry Cleaning Corporation, one of the Debtors herein.  Also, pursuant to the Substantive Consolidation Order and upon entry of the Confirmation Order, the Debtors will be substantively consolidated under and into USDC and will be referred to thereafter as the “Reorganized Debtor.”

1.81           Voting Record Date.  February 9, 2011.

B.	Exhibits.

All Exhibits to the Disclosure Statement are incorporated into and are part of this Plan as if set forth in full herein.

III.     CLASSIFICATION AND TREATMENT OF CLAIMS
AND INTERESTS UNDER THIS PLAN

A.	What Creditors and Interest Holders Will Receive Under this Plan

As required by the Bankruptcy Code, this Plan classifies Claims and Interests in various Classes according to their right to priority.  This Plan states whether each Class of Claims or Interests is impaired or unimpaired.  This Plan provides the treatment each Class will receive.

B.	Unclassified Claims

Certain types of Claims are not placed into voting Classes; instead they are unclassified.  They are not considered impaired and they do not vote on this Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code.  As such, the Debtors have not placed the following Claims in a Class.

1.           Administrative Expenses

Administrative expenses are Claims for costs or expenses of administering the Debtors’ Chapter 11 Cases which are allowed under Bankruptcy Code Section 507(a)(1).  Allowed Administrative Claims representing post-Petition Date liabilities incurred by the Debtors in the ordinary course of their business shall be paid in full in accordance with the terms and conditions of the particular transaction giving rise to such liabilities and any agreements relating thereto.  The Bankruptcy Code requires that all Administrative Claims be paid on the Effective Date unless a particular Claimant agrees to a different treatment.  While the Debtors’ Chapter 11 Cases remain open, the Reorganized Debtor will continue to (i) file with the United States Trustee monthly operating reports; and (ii) timely pay fees incurred pursuant to 28 U.S.C. § 1930(a)(6).

The following chart lists all of the Debtors’ § 507(a)(1) administrative claims and their treatment under this Plan.

Name	Amount Owed5	Treatment
Clerk's Office Fees	$0 (Estimate)	Paid in full on the Effective Date by the Reorganized Debtor
Office of the U.S. Trustee Fees	$0 (Estimate)	Paid in full on the Effective Date by the Reorganized Debtor
Wolf, Rifkin, Shapiro, Schulman & Rabkin, LLP, bankruptcy counsel to the Debtors	Approximately $600,000 in addition to the post-petition retainer and monthly fee payments paid by the Debtors
Paid in full by the Reorganized Debtor on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses.  Claimant has agreed to accept a Professional Note for a portion of its Allowed Administrative Claim.

INTL Provident Group, the Debtors’ investment banker	Approximately $500,000 pursuant to the Exit Financing and Provident’s employment agreement	Paid in full on the later of (i) the Effective Date, or (ii) the closing of the Exit Financing. Claimant has agreed to accept a Professional Note for a portion of its Allowed Administrative Claim.

5 The amounts set forth in this chart are estimates of the administrative claim amount that the Debtors believe each Administrative Claimant will be entitled to on the Effective Date.  The amounts set forth in this chart are subject to change.  The Debtors believe that some of the Professional Fees will either be reduced by objection thereto or by voluntary reduction, or that Professionals will take one –half of their fees in New Common Stock at the Discounted Stock Price.  The Debtors reserve their right to object to each of these Administrative Claims.

Name	Amount Owed5	Treatment
C.T. Moffitt & Company and Charles T. Moffitt, the Debtors’ financial advisors and Chief Restructuring Officer	Approximately $215,000
Paid in full by the Reorganized Debtor on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses.  Claimant has agreed to accept a Professional Note for its Allowed Administrative Claim.

Fulbright & Jaworski, LLP, the Debtors’ special corporate and securities counsel.	Approximately $100,000
Paid in full by the Reorganized Debtor on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses.  Claimant has agreed to accept a Professional Note for a portion of its Allowed Administrative Claim.

Duane Morris LLP, counsel to the Committee	Approximately $524,000
Paid in full by the Reorganized Debtor on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses.  Claimant has agreed to accept a Professional Note for a portion of its Allowed Administrative Claim.

Winthrop Couchot, LLP (“Winthrop Couchot”), the Debtors’ former bankruptcy counsel	$106,000 (of which $56,000 is due within fifteen (15) days of the Effective Date)
As described in more detail in Article III.C.6 of the Disclosure Statement, the Debtors and Winthrop Couchot entered into a settlement pursuant to which Winthrop Couchot obtained a $200,000 Administrative Claim.  Of that Administrative Claim, $106,000 remains owing as of the date this Disclosure Statement was filed.  Pursuant to the order approving the WC Motion, the $106,000 Administrative Claim shall be paid as follows: (i) Winthrop Couchot shall be paid $56,000 by the Reorganized Debtor within fifteen (15) calendar days of the Effective Date; and (ii) within fifteen (15) calendar days after the Subsequent Public Offering, Winthrop Couchot shall be paid $50,000 by the Reorganized Debtor from the proceeds of the Subsequent Public Offering.

Name	Amount Owed5	Treatment
Brian Weiss, former Chief Restructuring Officer	$7,500
The Debtors and Mr. Weiss reached an agreement pursuant to which Mr. Weiss received a $24,000 Administrative Claim against these Estates.  This agreement was approved pursuant to Court order entered on April 8, 2011 [Docket No. 612].  Pursuant to this agreement, the Claim is to be paid in seven (7) equal installments.  To the extent it has not been paid in full by Confirmation, the remaining balance will be paid as soon as practicable on or after the Effective Date.

Setal Entities	$1,000,000
Payment in full by the Reorganized Debtor on the Effective Date or as soon as practicable thereafter.  This amount is subject to change as it based on the $1 million DIP Loan.  As of August 5, 2011, the outstanding balance on the DIP Loan excluding fees and interest is approximately $850,000.

Administrative Claims Related to Leases Rejected Post-Petition	$15,000	Payment in full by the Reorganized Debtor on the Effective Date or as soon as practicable thereafter.
TOTAL	$3 million est. (see Footnote 5)	Paid in the manner described above

Court Approval of Fees Required:

Except for the professionals who have a Bankruptcy Court order providing otherwise, the Bankruptcy Court must approve all Professional fees and expenses listed in this chart before they may be paid.  For all Professional fees and expenses except fees owing to the Clerk of the Court and fees owing to the Office of the United States Trustee (the “OUST”), the Professional in question must file and serve a properly noticed fee application and the Court must rule on the application, unless payment of such fees and expenses has previously been approved by this Court pursuant to 11 U.S.C. § 328(a).  Only the amount of fees and expenses allowed by the Court will be required to be paid under the Plan.  The Administrative Claim amounts set forth above for Professional fees and expenses simply represent the Debtors’ best estimate as to the amount of Allowed Administrative Claims for Professional fees and expenses in these Cases, making the assumption that the Debtors make all of the post-petition Professional fee monthly payments that the Debtors are authorized to make pursuant to the Court approved budget and related orders.  The actual Administrative Claims for Professional fees and expenses may be higher or lower.  By voting to accept this Plan, Creditors are not acknowledging the validity of, or consenting to the amount of, any of these Administrative Claims for Professional fees and expenses, and Creditors are not waiving any of their rights to object to the allowance of any of these Administrative Claims for Professional fees and expenses.  Also, the Professionals employed in these Cases may, prior to the Effective Date, seek Court approval of interim fees and expenses incurred in excess of the post-petition Professional fee monthly payments received by such Professionals.  To the extent any such interim fees and expenses are allowed by the Bankruptcy Court and paid by the Debtors prior to the Effective Date, that will reduce the amount of Professional fees and expenses to be paid by the Reorganized Debtor.

The last day to file Chapter 11 Administrative Claims (except for ordinary post-petition operating obligations and Professional fees and expenses) is thirty (30) days after the Effective Date.  Administrative expenses will be paid on the later of the Effective Date or 14 days after the entry of a non-appealable order allowing the Administrative expense, unless the administrative Claimant has consented otherwise in writing.  Post-petition trade Claims incurred by the Debtors in the ordinary course of their business shall be paid according to ordinary trade terms in the absence of an express agreement to the contrary.

The figures set forth above are just estimates of what the Debtors anticipate will be the ultimate allowed amount of such Administrative Claims in these Cases.  The actual Administrative Claims could be higher or lower depending upon a number of factors to be resolved in these Cases.  Moreover, the Debtors reserve the right to review and, if appropriate, object to any requests for allowance of administrative expense Claims, including fee applications of all Professionals.

2.           Priority Tax Claims

Priority Tax Claims include certain unsecured income, employment and other taxes described by Section 507(a)(8) of the Bankruptcy Code not secured by a lien in the Debtors’ assets.  The Bankruptcy Code requires that each holder of such a Section 507(a)(8) Priority Tax claim receive the present value of such Claim in deferred Cash payments (i) of a total value, as of the Effective Date, equal to the allowed amount of such Claim, (ii) over a period ending not later than five (5) years from the Petition Date, and (iii) in a manner not less favorable than the most favored nonpriority unsecured Claim provided for under the Plan.  While the Debtors’ propose to pay the majority of Priority Tax Claims over a period ending not later than five (5) years from the Petition Date, the Debtors reserve the right to pay any Allowed Priority Tax Claim in full either upon the Effective Date or at the time of the Subsequent Public Offering.  To the extent the Debtors propose to pay a Priority Tax Claim upon the Effective Date, the Debtors are proposing to pay such Claim as soon as practicable after the Effective Date.

The Debtors believe that there are approximately $749,000 of Section 507(a)(8) Priority Tax Claims as set forth more fully in the chart below.

Description	Amount Owed6	Treatment
City of Chesapeake, Treasurer (“CCT”) Mailing Address: City of Chesapeake, Treasurer P.O. Box 16495 Chesapeake, VA 2338-6495 Type of Tax = Bus. Lic. Tax, Bus. Prop. Tax Proof of Claim: No. 46-1 Claim Filed Against: Portsmouth	$248.22
CCT filed a Proof of Claim in the amount of an $8,253.36 Secured Claim and a $248.22 General Unsecured Claim.  CCT’s alleged Secured Claim is for personal property tax.  CCT is not entitled to a Secured Claim, and the Debtors dispute the amount of CCT’s alleged Secured Claim

Depending on the amount of CCT’s Allowed Priority Tax Claim, the Debtors will either pay the Claim in full on the Effective Date or will pay CCT on its Allowed Claim in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such tax Claims following the Effective Date at the fixed rate of 5%.

This Claim is Disputed – Debtors to Object to Claim.

6 The amounts set forth in this chart are estimates of the Claim amount that the Debtors believe each Claimant is entitled to on the Effective Date.  The Debtors reserve their right to object to each of these Claims.

Description	Amount Owed6	Treatment
City of Newport News (“CNN”) Mailing Address: City of Newport News, Virginia City Attorney’s Office 2400 Washington Ave. Newport News, VA 23607 Type of Tax = Secured Real & Personal Property Taxes, Priority Business Taxes, Unsecured Municipal Fees Proof of Claim: No. 19-1 and 20-1 (Duplicates) Claim Filed Against: Portsmouth	$425
CNN filed two identical Proofs of Claim in the total amount of $1,568.64.  The Debtors paid $818.93 of the Priority Claim listed on the claims on 7/2/2010.  The Debtors agree that CNN is entitled to a Priority Tax Claim in the amount of $425 and a General Unsecured Claim of $324.71.

Depending on the amount of CNN’s Allowed Priority Tax Claim, Debtors will either pay the Claim in full on the Effective Date or will pay CNN in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such tax Claims following the Effective Date at the fixed rate of 5%.

This Claim is Disputed – Debtors to Object to Claim.

City of Norfolk, Virginia (“CNV”) Mailing Address: City of Norfolk, Virginia Attn: Authorized Agent P.O. Box 3215 Norfolk, VA 23514-3215 Type of Tax = Business Property Tax Proof of Claim: No. 28-1 and 45-1 (Duplicates) Claim Filed Against: Portsmouth	$47.30
CNV filed two duplicate Claims except one asserted a Priority Claim and one asserted a Secured Claim. Debtors will object to the Secured Claim in an omnibus set of objections. The Debtors agree CNV is entitled to one Priority Claim in the amount of $47.30.

CNV will be paid in full by the Reorganized Debtor upon the Effective Date, or as soon as practicable thereafter.

This Claim is Disputed as a Duplicate.

City of Virginia Beach (“CVB”) Mailing Address: City of Virginia Beach Treasurer Bankruptcy Records 2401 Courthouse Drive Virginia Beach, VA 23456 Type of Tax = Personal Property Tax, Interest and Penalties Proof of Claim: No. 141-1 Claim Filed Against: Enivel but “Name of Debtor” is Portsmouth	$1,247.00
The Debtors scheduled CVB with a $1,247 Priority Claim.  The Debtors dispute the remainder of CVB’s $21,168.91 Claim (which was filed in the incorrect Case of Enivel).

Depending on the amount of CVB’s Allowed Priority Tax Claim, the Debtors will either pay the Claim in full on the Effective Date or will pay CVB on its Allowed Claim in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such Priority Tax Claims following the Effective Date at the fixed rate of 5%.

This Claim is Disputed – Debtors to Object to Claim.

Description	Amount Owed6	Treatment
County of San Bernardino (“CSB”) Mailing Address: County of San Bernardino Office of the Tax Collector 172 West Third Street San Bernardino, CA 92415 Type of Tax = Unknown Proof of Claim: No. 15-1 Claim Filed Against: CCI	$215.25
The Debtors scheduled CSB with a $215.25 Priority Claim.  CSB filed a $3,709.71 Secured Claim against CCI.  The Debtors dispute the remainder of CSB’s Claim.  Additionally, there is no backup or evidence to CSB’s alleged Claim.

Depending on the amount of CSB’s Allowed Priority Tax Claim, the Debtors will either pay the Claim in full on the Effective Date or will pay CVB on its Allowed Claim in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such Priority Tax Claims following the Effective Date at the fixed rate of 5%.

This Claim is Disputed – Debtors to Object to Claim.

Employment Development Department (California) (“EDD”) Mailing Address: Employment Development Department Bankruptcy Group MIC 92E P.O. Box 826880 Sacramento, CA 9428-0001 Type of Tax = Payroll Proof of Claim: No. 16-1 Claim Filed Against: CCI	$13,224.67
USDC scheduled the EDD with a $13,224.67 Priority Claim.  Claim No. 16-1 includes amounts that were paid and asserts a $21,175.94 priority and unsecured Claim against CCI.  The Debtors intend to object to this Claim. Additionally, there is no backup or evidence to EDD’s alleged claim.

Depending on the amount of EDD’s Allowed Priority Tax Claim, the Debtors will either pay the Claim in full on the Effective Date or will pay EDD on its Allowed Claim in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such Priority Tax Claims following the Effective Date at the fixed rate of 5%.

This Claim is Disputed – Debtors to Object to Claim.

Description	Amount Owed6	Treatment
Franchise Tax Board (“FTB”)

Mailing Address:

Bankruptcy Section MS A340
Franchise Tax Board
PO Box 2952
Sacramento, CA 95812-2952

Type of Tax = Unknown

Proof of Claim: Nos. 35-1 (CCI), 36-1 (Fresno 1), 22-1(Fresno 2), 23-1(Fresno 2), 59-1(Portsmouth), 36-1(Tuchman), 48-1(USDC)

Claims Filed Against: CCI, Fresno 1, Fresno 2, Portsmouth, Tuchman, USDC
Undetermined
The FTB filed at least seven Proofs of Claim against six Debtors asserting approximately $555,000 in Priority Claims and over $100,000 in general Unsecured Claims.  Because the Debtors have not filed tax returns, the FTB apparently estimated taxes owed based on the prior owners’ tax returns.  Once the Debtors become current on their tax returns, they believe they will be successful in objecting to these Claims due to the Debtors’ combined losses.  The Debtors’ estimate of what is owed to the FTB is approximately $12,800.

The treatment of the FTB’s Claims is set forth in that certain Stipulation Addressing Treatment Of California Franchise Tax Board Under Plan [Docket No. 717] (the “FTB Stipulation”) entered into by and between the Debtors and the FTB on or about July 25, 2011.  The FTB Stipulation was approved pursuant to Bankruptcy Court order entered on July 26, 2011 [Docket No. 723] (the “FTB Order”).  To the extent the treatment described in this section and the Plan differs from the FTB Stipulation and the FTB Order, the FTB Stipulation and the FTB Order shall control.

Depending on the amount of FTB’s Allowed Priority Tax Claim, the Debtors will either pay the Claim in full on the Effective Date or upon the Subsequent Public Offering, or will pay FTB on its Allowed Claim in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such tax Claims following the Effective Date at the rate provided for pursuant to 11 U.S.C. § 511.

Description	Amount Owed6	Treatment
Hamilton County Treasurer (“Hamilton”) Mailing Address: Hamilton County Treasurer Courthouse 33 N. 9th Street #112 Noblesville IN 46060 Type of Tax = Property and Payroll Proof of Claim: N/A. Scheduled Claim (Tuchman). Claim Filed Against: N/A	$3,559.39	Hamilton will be paid in full by the Reorganized Debtor upon the Effective Date, or as soon as practicable thereafter.
Hancock County (“Hancock”) Mailing Address: Hancock County 111 South American Legion Place Greenfield, IN 46140 Type of Tax = Payroll Proof of Claim: N/A. Scheduled Claim (Tuchman). Claim Filed Against: N/A	$4.57	Hancock will be paid in full by the Reorganized Debtor upon the Effective Date, or as soon as practicable thereafter.
Hendricks County Treasurer (“Hendricks”) Mailing Address: Hendricks County Treasurer Attn: Corporate Officer P.O. Box 6037 Indianapolis, IN 46206-6037 Type of Tax = Payroll and Property Proof of Claim: N/A. Scheduled Claim (Tuchman). Claim Filed Against: N/A	$2,475.36	Hendricks will be paid in full by the Reorganized Debtor upon the Effective Date, or as soon as practicable thereafter.

Description	Amount Owed6	Treatment
Internal Revenue Service (“IRS”)

Mailing Address:

Internal Revenue Service
Insolvency Group 6
300 North Los Angeles St., M/S 5022
Los Angeles, CA 90012

Type of Tax = Withholding, Corporate

Proof of Claim: Nos. 1-1 (Enivel), 1-2 (Enivel), 9-1 (CCI), 13-1 (Fresno 1), 37-1 (Portsmouth), 13-1 (Tuchman), 25-1 (USDC), 14-1 (USDC Fresno)

Claims Filed Against the Following Debtors:
Enivel
CCI
Portsmouth
Tuchman
Fresno 1
USDC
Steam Press

	Undetermined (but estimated at over $600,000)
The IRS filed at least eight Proofs of Claim against various Debtors in a total amount in excess of $1 million.  Many of these Claims were based on estimates of the various Debtors’ alleged income as the Debtors did not file federal tax returns for at least the three year period prior to the Petition Date.

The treatment of the IRS’ claims is set forth in that certain Stipulation Addressing Treatment Of Internal Revenue Service Under Plan [Docket No. 716](the “IRS Stipulation”) entered into between the Debtors and the IRS and filed on July 25, 2011.  The IRS Stipulation was approved pursuant to Bankruptcy Court order entered on July 26, 2011 [Docket No. 722] (the “IRS Order”).  To the extent the treatment described in this section and the Plan differs from the IRS Stipulation and the IRS Order, the IRS Stipulation and the IRS Order shall control.

Please refer to IRS Stipulation for treatment and manner of payment of IRS Allowed Priority Claims.

Los Angeles County Treasurer and Tax Collector Mailing Address: Los Angeles County Treasurer and Tax Collector PO Box 54110 Los Angeles, CA 90054-0110 Type of Tax = Property Taxes	$0
The Los Angeles County Tax Collector filed a property tax claim based on property purportedly owned by the Debtors in Glendale.  The Debtors do not have any property or store locations in Glendale.  The name on the tax bill is “Kim, Danny DBA.”, and not the Debtors’ name.  The Debtors do not owe any money to the Los Angeles County Tax Collector.

This Claim is Disputed – Debtors to Object to Claim Unless Claim is Withdrawn.

Description	Amount Owed6	Treatment
Orange County Treasurer and Tax Collector (“OCT”) Mailing Address: Orange County Treasurer and Tax Collector Attn: Bankruptcy Unit P.O. Box 1438 Santa Ana, CA 92702 Type of Tax = Personal Property Taxes Proof of Claim: Nos. 3-1 (USDC), 6-1 (CCI) Claim Filed Against: USDC and CCI	$726.30
The Debtors will agree to OCT’s Proof of Claim filed against USDC in the amount of $726.30.  The Debtors dispute Claim No. 6-1, which was filed in CCI’s bankruptcy.   CCI does not have any stores located in Orange County and does not have any personal property located in Orange County.

Depending on the amount of OCT’s Allowed Priority Tax Claim, the Debtors will either pay the Claim in full on the Effective Date or will pay OCT on its Allowed Claim in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such Tax Claims following the Effective Date at the fixed rate of 5%.

This Claim is Disputed – Debtors to Object to Claim.

Riverside County Tax Collector (“RCTC”) Mailing Address: Riverside County Tax Collector Attn: Ismael Vargas 4080 Lemon St., 4th Floor Riverside, CA 92501 Type of Tax = Secured Property Taxes Proof of Claim: Nos. 70-1 (Enivel), 71-1 (Enivel) Claim Filed Against: Enivel (Wrong Debtor)	$15,587.34
CCI scheduled RTCT with a $15,587.34 Priority Claim for property taxes.  RCTC filed two proofs of Claim in Enivel’s bankruptcy case totaling over $33,000.  The Debtors dispute these additional Claims and will object to them.

With respect to any Allowed Claim of RCTC, RCTC shall be paid in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such tax Claims following the Effective Date at the rate provided for pursuant to 11 U.S.C. § 511.

This Claim is Disputed – Debtors to Object to Claim.

Description	Amount Owed6	Treatment
Stanislaus County Tax Collector (“Stanislaus”) Mailing Address: Stanislaus County Tax Collector P.O. .Box 859 Modesto, CA 95353 Type of Tax = Secured Property Taxes Proof of Claim: Nos. 19-1 (Fresno 1), 20-1 (Fresno 1), 21-1 (Fresno 1), 9-1 (Fresno 2) Claim Filed Against: $458.69 (Fresno 1), $768.39 (Fresno 1), $280.44 (Fresno 1), $117.25 (Fresno 2)	$1,624.77
Stanislaus filed four proofs of Claim totaling $1,624.77.  The Debtors do not dispute these amounts (but do not agree to the 10% penalty and 18% interest alleged in the Claims as owing if not paid in full by October 2010 as the Debtors cannot pay pre-petition claims absent Bankruptcy Court approval).

Stanislaus will be paid in full by the Reorganized Debtor upon the Effective Date, or as soon as practicable thereafter.

State Board of Equalization (“SBE”) Mailing Address: State Board of Equalization Special Operations Branch, MIC 55 PO Box 942879 Sacramento, CA 94279-005 Type of Tax = Hazardous Substance Tax Proof of Claim: No. 7-1 Claim Filed Against: CCI	$326.36	SBE will be paid in full by the Reorganized Debtor upon the Effective Date, or as soon as practicable thereafter.
State of Hawaii, Department of Taxation (“Hawaii”) Mailing Address: State Tax Collector Attn: Bankruptcy Unit PO Box 259 Honolulu, HI 96809 Type of Tax = Payroll and General Excise Proof of Claim: No. 16-1 Claim Filed Against: Enivel	$138,237
Hawaii filed a $163,032.27 Priority Claim and a $55,785.65 General Unsecured Claim against Enivel.  The Debtors believe that Hawaii is entitled to a Priority Claim in the amount of approximately $138,237, and intends to object to Claim No. 16-1.

With respect to any Allowed Claim of Hawaii, Hawaii shall be paid in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such tax Claims following the Effective Date at the fixed rate equal to 5%.

This Claim is Disputed – Debtors to Object to Claim.

Description	Amount Owed6	Treatment
Virginia Department of Taxation (“VDT”) Mailing Address: Virginia Department of Taxation 3600 W Broad St Richmond, VA 23230 Type of Tax = Payroll Taxes Proof of Claim: No filed claim. Scheduled by Portsmouth. Claim Filed Against: N/A	$58,703.50
Portsmouth scheduled a Priority Claim in the amount of $58,703.50, which includes $11,803.30 purportedly owed to VEC pursuant to Claim No. 36-1 (see box below).  The Debtors do not dispute they owe this amount – but need clarification as to whom the $11,803.30 is owed.  Therefore, the Debtors have provided for the full amount of the claim to VDT and intend on objecting to VEC’s claim.

With respect to any Allowed Claim of VDT, VDT shall be paid in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such tax claims following the Effective Date at the fixed rate equal to 5%.

Virginia Employment Commission (“VEC”) Mailing Address: Virginia Employment Commission P.O. Box 1358 Acct’s Rec – Rm 305 Richmond, Virginia 23218 Type of Tax = Unemployment Taxes Proof of Claim: No. 36-1 Claim Filed Against: Portsmouth	$0
See box above regarding discussion of VDT’s Claim.  The Debtors’ books and records show that the amount allegedly owed to VEC pursuant to Proof of Claim No. 36-1 is actually owed to VDT.  The Debtors intend on objecting to this claim.

This Claim is Disputed – Debtors to Object to Claim.

TOTAL	$850,000 Est.	Paid in the manner described above

C.	Classified Claims and Interests

1.           Class of Secured Claims

Secured Claims are Claims secured by liens on property of the Estates.  The following chart sets forth the description and treatment of each of the Debtors’ known Secured Claims.  The Debtors have listed the below Creditors based on the priority of their liens.

/ / /

/ / /

/ / /

/ / /

/ / /

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment
1	First Hawaiian Bank Collateral Description = Lien on 2007 Ford Truck against Enivel [Car Loan]	No	Yes Claim in this Class is entitled to vote on the Plan
Class 1 Claim will be paid in monthly installments of $294.94 per month until paid in full in accordance with the loan documents.  Pending satisfaction of the Class 1 Claim, Creditor will continue to retain lien on its collateral.

Payment Interval – monthly

Payment start date – July 1, 2011 or the first day of the month following the Effective Date, whichever is later.

Payment end date – December 1, 2014

Interest rate – contract

Pmt amount/interval – $294.94/mo.

Such treatment shall be in full and complete satisfaction of the Class 1 Claim.

2	Butler Capital Corporation Collateral Description = 1st Priority Lien on Certain Assets of CCI Collateral Value = N/A. Equipment Loan. Amount of Claim = $10,000 as of 11/30/10.	No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 2 Claim will continue to be paid in accordance with the terms of that certain amended agreement L63776.  Pending satisfaction of the Class 2 Claim, Creditor will continue to retain lien on its collateral with the same validity, extent and priority as Creditor was entitled to on the Petition Date.

Payment Interval – monthly

Payment start date – December 1, 2010

Payment end date – November 1, 2012

Interest rate – N/A

Pmt amount/interval –  $416.67

Such treatment shall be in full and complete satisfaction of the Class 2 Claim.

3	Butler Capital Corporation Collateral Description = 1st Priority Lien on Certain Assets of CCI Collateral Value = N/A. Equipment Loan Amount of Claim = $10,000 as of 11/30/10	No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 3 Claim will continue to be paid in accordance with the terms of that certain amended agreement L63841.  Pending satisfaction of the Class 3 Claim, Creditor will continue to retain lien on its collateral with the same validity, extent and priority as Creditor was entitled to on the Petition Date.

Payment Interval – monthly

Payment start date – December 1, 2010

Payment end date – November 1, 2012

Interest rate – N/A

Pmt amount/interval –  $416.66

Such treatment shall be in full and complete satisfaction of the Class 3 Claim.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment
4	Leaf Funding, Inc. Collateral Description = 1st Priority Lien on Specific Assets of CCI Collateral Value = N/A. Equipment Loan Amount of Claim = $10,000 as of 12/31/10	No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 4 Claim will be paid in accordance with the terms and conditions set forth in that certain agreement between the parties providing for monthly payments of $833.33 commencing January 1, 2011. Pending satisfaction of Claim, Creditor will continue to retain lien on its collateral with the same validity, extent and priority as Creditor was entitled to on the Petition Date.

Payment Interval – monthly

Payment start date – January 14, 2011

Payment end date – December 14, 2011

Interest rate –  N/A

Pmt amount/interval –  $833.33

Such treatment shall be in full and complete satisfaction of the Class 4 Claim.

5
GMAC

Collateral Description = 1st Priority Lien in CCI on Chevrolet Express Van

Collateral Value = N/A. Car Loan.

Amount of Claim = $9,000 as of 12/31/10

*Creditor filed a Proof of Claim in the amount of $9,941.96.  The Debtors dispute this amount.
		No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 5 Claim will be paid in monthly installments of $375.00 per month until paid in full.  Pending satisfaction of the Class 5 Claim, Class 5 Claimant will continue to retain lien on its collateral.

Payment Interval – monthly

Payment start date – July 1, 2011 or the first day of the month following the Effective Date, whichever is later.

Payment end date – June 1, 2013 or 24 months after the payments commence

Interest rate – N/A

Pmt amount/interval – $375/mo.

Such treatment shall be in full and complete satisfaction of the Class 5 Claim.

6	Murphy Bank Collateral Description = 1st Priority Lien on 2005 Ford F250 Truck against Fresno 1 Collateral Value = N/A. Car Loan. Amount of Claim = $500	No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 6 Claim will be paid in 2 monthly installments of $250.00 per month until paid in full.  Pending satisfaction of the Class 6 Claim, Creditor will continue to retain lien on its collateral.

Payment Interval – monthly

Payment start date – July 1, 2011 or the first day of the month following the Effective Date, whichever is later.

Payment end date – August 1, 2011

Interest rate – N/A

Pmt amount/interval – $250/mo.

Such treatment shall be in full and complete satisfaction of the Class 6 Claim.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment
7	Rhoton Family Trust Dated 5/8/00 Collateral Description = 1st Priority Lien on Assets of Enivel and USDC Collateral Value = N/A Amount of Claim = $77,675.00	No	Yes Claim in this Class is Entitled to Vote on the Plan.
As soon as practicable after the Effective Date, Class 7 shall receive a Cash payment of $38,838.00. In addition, Class 7 shall receive a secured convertible note of the Reorganized Debtor (the “New Note”) in the amount of $38,837.00. The New Note shall bear interest from the Effective Date at the rate of 6%, principal and accrued interest shall be payable when the Subsequent Public Offering is funded and shall be convertible at the option of the Class 7 Claimant into New Common Stock at the Discounted Stock Price to be issued in connection with the Subsequent Public Offering. If the Subsequent Public Offering is not effective within twelve (12) months from the Effective Date, the balance of the Class 7 Claim, including accrued interest, shall be amortized over twelve months and paid in equal monthly installments commencing on the first day of the month thirteen (13) months after the Effective Date. The Class 7 Claimant shall retain a lien on its collateral subordinate to the lien granted to the Exit Financing holders.

Such treatment shall be in full and complete satisfaction of the Class 7 Claim.

8	Robin Rix Collateral Description = 1st Priority Lien on Certain Assets of CCI Collateral Value = N/A Amount of Claim = $143,058.00	No	Yes Claim in this Class is Entitled to Vote on the Plan.
As soon as practicable after the Effective Date, Class 8 shall receive a Cash payment of $71,529.00. In addition, Class 8 shall receive a secured convertible note of the Reorganized Debtor (the “New Note”) in the amount of $71,529.00. The New Note shall bear interest from the Effective Date at the rate of 6%, principal and accrued interest shall be payable when the Subsequent Public Offering is funded and shall be convertible at the option of the Class 8 Claimant into New Common Stock at the Discounted Stock Price to be issued in connection with the Subsequent Public Offering. If the Subsequent Public Offering is not effective within twelve  (12) months from the Effective Date, the balance of the Class 8 Claim, including accrued interest, shall be amortized over twelve months and paid in equal monthly installments commencing on the first day of the month thirteen (13) months after the Effective Date. The Class 8 Claimant shall retain a lien on his collateral subordinate to the lien granted to the Exit Financing holders.

Such treatment shall be in full and complete satisfaction of the Class 8 Claim.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment
9	Abdul Chauthani Collateral Description = 2nd Priority Lien on Certain Assets of CCI Collateral Value = N/A Amount of Claim = $81,697.00	No	Yes Claim in this Class is Entitled to Vote on the Plan.
As soon as practicable after the Effective Date, Class 9 shall receive a Cash payment of $40,849.00. In addition, Class 9 shall receive a secured convertible note of the Reorganized Debtor (the “New Note”) in the amount of $40,848.00. The New Note shall bear interest from the Effective Date at the rate of 6%, principal and accrued interest shall be payable when the Subsequent Public Offering is funded and shall be convertible at the option of the Class 9 Claimant into New Common Stock at the Discounted Stock Price to be issued in connection with the Subsequent Public Offering. If the Subsequent Public Offering is not effective within twelve  (12) months from the Effective Date, the balance of the Class 9 Claim, including accrued interest, shall be amortized over twelve months and paid in equal monthly installments commencing on the first day of the month thirteen (13) months after the Effective Date. The Class 9 Claimant shall retain a lien on his collateral subordinate to the lien granted to the Exit Financing holders.

Such treatment shall be in full and complete satisfaction of the Class 9 Claim.

10	GE Capital Collateral Description = 1st Priority Lien on Certain Counters and Equipment at CCI Collateral Value = N/A. Equipment Loan. Amount of Claim = $5,000.00	No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 10 Claim will be paid in monthly installments of $416.67 per month until paid in full.  Pending satisfaction of the Class 10 Claim, Creditor will continue to retain lien on its collateral.

Payment start date – July 1, 2011 or the first day of the month following the Effective Date, whichever is later.

Payment end date – August 1, 2012 est.

Interest rate – N/A

Such treatment shall be in full and complete satisfaction of the Class 10 Claim.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment
11	First Hawaiian Bank Collateral Description = 2nd Priority Lien on Assets of Enivel Collateral Value = N/A. Amount of Claim = $450,000.00	No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 11 Claim will be paid in monthly installments of $6,655.05 as provided in the Promissory Note commencing on the 6th day of the month one month following the Effective Date and continuing until November 6, 2014, at which time the balance owing shall be paid in full.  Pending satisfaction of the Class 11 Claim, Creditor will continue to retain lien on its collateral with the same validity, extent and priority as the Class 11 Creditor was entitled to on the Petition Date.

Payment start date – July 6, 2011 (est.)

Payment end date – November 6, 2014

Interest rate – 6.375%

Pmt amount/interval – $6,655.05/mo.; balloon payment on November 6, 2014 of approximately $263,242.29.

Such treatment shall be in full and complete satisfaction of Claim.

At the election of the Reorganized Debtor, the Class 11 Claim may be paid in full upon the receipt by the Reorganized Debtor of the proceeds of the Subsequent Public Offering without incurring any pre-payment penalty.

12	Alliance Laundry Systems Collateral Description = 1st Priority Lien on Certain Assets of Fresno 1 Collateral Value = N/A. Equipment Loan. Amount of Claim = $10,000.00	No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 12 Claim will continue to be paid in accordance with the terms of that certain amended agreement between the parties.  Pending satisfaction of the Claim, the Class 12 Creditor will continue to retain lien on its collateral with the same validity, extent and priority as Creditor was entitled to on the Petition Date.

Payment Interval – monthly

Payment start date – January 14, 2011

Payment end date – December 14, 2011

Interest rate – 10%

Pmt amount/interval – $833.33/mo.

Such treatment shall be in full and complete satisfaction of the Class 12 Claim.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment
13
Diane S. Field, Chapter 7 Trustee of the Estate of Robinson Corp.

Collateral Description = 3rd Priority Lien on Assets of Enivel

Amount of Claim = $31,467.95 (Based on Promissory Note arising from asset purchase)
		No	Yes Claim in this Class is Entitled to Vote on the Plan.
As soon as practicable after the Effective Date, Class 13 shall receive a Cash payment of $15,733.98. In addition, Class 13 shall receive a secured convertible note of the Reorganized Debtor (the “New Note”) in the amount of $15,733.98. The New Note shall bear interest from the Effective Date at the rate of 6%, principal and accrued interest shall be payable when the Subsequent Public Offering is funded and shall be convertible at the option of the Class 13 Claimant into New Common Stock at the Discounted Stock Price to be issued in connection with the Subsequent Public Offering. If the Subsequent Public Offering is not effective within 12 months from the Effective Date, the balance of the Class 13 Claim, including accrued interest, shall be amortized over twelve months and paid in equal monthly installments commencing on the first day of the month thirteen (13) months after the Effective Date. The Class 13 Claimant shall retain a lien on its collateral subordinate to the lien granted to the Exit Financing holders.

Such treatment shall be in full and complete satisfaction of the Class 13 Claim.

14
The Setal Entities

Collateral description =

×     Senior priority liens on assets of USDC.

×     4th priority liens on assets of Enivel

×     3rd priority liens on assets of Steam Press

×     4th priority liens on assets of CCI

×     Senior priority liens on assets of Fresno 1

×     Senior priority liens on assets of Fresno 2

×     1st priority liens on assets of Portsmouth

×     1st priority liens on assets of Tuchman

Amount of Claims = In excess of $20 million as of 12/31/10

		No7	Yes Claim in this Class is Entitled to Vote on the Plan.
General: Class 14 Claimants holding in excess of $20 million in Secured Claims, although not similarly situated with respect to priorities, will receive equal treatment under the Plan.  Members of Class 14 will receive the following treatment under the Plan.

Compromise of Claim:

Although the Setal Entities allege they are entitled to a Secured Claim in the amount of at least $20 million, the Debtors dispute the validity of some of the penalties and other charges.  Additionally, under the Debtors’ First Amended Joint And Consolidated Chapter 11 Plan Of Reorganization Dated April 22, 2011, As Modified, the Setal Entities were to be paid $5 million on the Effective Date.  In consideration for agreeing to forego their other remedies as Secured Creditors and as a requirement to subordinating additional debt (in lieu of a $5 million Cash payment), the Setal Entities have agreed to the following: a Cash payment in the amount of $1 million and a secured  convertible note in the amount of $9.1 million, with the balance of their Claims ($8.65 million) to be satisfied by the issuance of New Common Stock in the Reorganized Debtor. In order to effectuate the Exit Financing and thereby provide the funding for payments to junior Classes of Creditors under the Plan, the Setal Entities are subordinating a portion and converting a portion of their Secured Claims.  Based thereon, the Debtors believe that these terms are in the best interests of the Estates and are reasonable under the circumstances. This proposed compromise and treatment under the Plan is subject to Bankruptcy Rule 9019 and Confirmation of the Plan.

7 Martin Brill, a member of the Debtors’ Board of Directors, owns a 36.7% interest in the 2010 TFT Loan, which is owned and managed by the Taylor Family Trust.  In accordance with the assignment pursuant to which he acquired his interest, Mr. Brill agreed to be bound by the terms of the note and authorized Lester E. Taylor, Jr., trustee of the Taylor Family Trust, to take any and all actions necessary for the collection, amendment and enforcement of the note.  The Taylor Family Trust is not an insider of the Debtors.  However, one of the loans that it manages, the 2010 TFT Loan, assigned a 36.7% interest to Mr. Brill, who is an insider of the Debtors.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment

Initial Cash Payment:

As soon as practicable after the Effective Date, Class 14 shall receive a Cash payment of $1 million.

Secured Convertible Promissory Note:

The Reorganized Debtor will issue its secured convertible promissory note (the “Class 14 Note”) to Claimant in the principal amount of $9.1 million, which will: (a) be subordinated to the New Secured Debt and other existing senior liens (as described in the Plan); (b) have a maturity date that is twenty-four (24) months after the Effective Date; (c) bear interest at the rate of 8% per annum; (d) have no interest payments due the first twelve months with interest payments of $65,520 a month due for months 13 through 24; and (e) be convertible, in part or in whole, at Setal’s election at a either the Discounted Stock Price or, if the Subsequent Public Offering is not effective within nine (9) months after the Effective Date, then at a rate of one (1) share for each of $7.50 of Secured Claim.

 Equity:

On the Effective Date Class 14 Claimants shall receive 262,500 shares of the New Common Stock of the Reorganized Debtor. As soon as practicable after the Subsequent Public Offering, Class 14 Claimants shall receive New Common Stock at the Discounted Stock Price to satisfy the balance of the Class 14 Secured Claim ( $8.65 million).  If the Subsequent Public Offering is not effective within nine (9) months after the Effective Date, the Class 14 Claimants will have the right, at their option, to convert the balance of their Secured Claim to New Common Stock of the Reorganized Debtor at a rate of one (1) share for each of $7.50 of Secured Claim.

Such treatment shall be in full and complete satisfaction of the Class 14 Claim.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment
15
Bell Hop Cleaners of California, Inc. and Team Equipment, Inc.

Collateral Description =

×     Disputed junior liens on assets of USDC

×     Disputed junior liens on assets of Enivel

×     Disputed junior liens on assets of Steam Press

×     Disputed junior liens on assets of CCI

×     Disputed junior liens on assets of Fresno 1

×     Disputed junior liens on assets of Fresno 2

Amount of Claims = $1,976,628.41

*Debtors have a pending action against Bell Hop and Team for Denial of Claims.
		Yes	Yes
As set forth in more detail in the Gamet 9019 Motion, the Class 15 Claimants filed Secured Claims in the face amount of $1,976,628.41.  In the Plan Dated April 22, 2011, the Debtors alleged that the Class 15 Claimants’ liens on the Debtors’ assets are avoidable Insider preferential transfers and fraudulent transfers and that the Class 15 Claims should be subordinated to all Claims of Creditors in these Cases, or otherwise disallowed in their entirety. The Debtors filed an adversary complaint against the Class 15 Claimants seeking the relief outlined above.  However, since the filing of the April 22nd Plan, the Debtors and the Class 15 Claimants entered into the Gamet Settlement Agreement) which was approved pursuant to Court order entered on August 9, 2011 (the “Gamet Order”). To the extent the treatment described in this section and the Plan differs from the Gamet Order and the Gamet Settlement Agreement, the Gamet Order and Gamet Settlement Agreement shall control.

Gamet Settlement Agreement:

As set forth in detail in the Gamet Order and accompanying exhibit, Class 15 Claimants shall receive the following treatment:

Cash Payment:

On the earlier of September 21, 2011 or within ten (10) days of the Effective Date,  Class 15 shall receive a Cash payment of $450,000.
Retained Claims:

As set forth in detail in the Gamet Settlement Agreement, the Retained Claims (as defined in the Gamet Settlement Agreement) are not being discharged notwithstanding any other provision of this Plan or the Confirmation Order.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment
16
Richardson Patel

Collateral description =

×     Junior priority liens on assets of USDC.

×     Junior priority lien on assets of Enivel

×     Junior priority lien on assets of Steam Press

×     Junior priority lien on assets of CCI

×     Junior priority lien on assets of Fresno 1

×     Junior priority lien on assets of Fresno 2

×     Junior priority lien on assets of Portsmouth

×     Junior priority lien on assets of Tuchman

Amount of Claims = $163,068.00.  Based on the fact that there is insufficient collateral to satisfy any portion of this claim, Claimant is deemed to have a Secured Claim in the amount of $0 and an unsecured deficiency claim in the amount of $163,068.00.
No
No

Claim in this Class is deemed to have rejected the Plan and is therefore not entitled to vote on the Plan as a Class 16 Claimant. However, Claimant is entitled to vote on Plan as a Class 20 Claimant.

Debtors assert that there is insufficient value in the collateral to provide a security interest to the Class 16 Claimant.  The Class 16 Claimant’s liens are later in time and thus junior to the liens of Classes 1 through 15. Based on the foregoing, the Class 16 Claimant will receive no distribution on account of its Class 16 Claim, with the treatment for such Claim to be included in Class 20 (General Unsecured Claims).

17
Caine & Weiner Company, Inc.

Collateral description =

×     Junior priority liens on assets of USDC – Judgment Lien.

Amount of Claim = $7,500.  Based on the fact that there is insufficient collateral to satisfy any portion of this claim, Claimant is deemed to have a Secured Claim in the amount of $0 and an unsecured deficiency claim in the amount of $7,500.
No
No

Claim in this Class is deemed to have rejected the Plan and is therefore not entitled to vote on the Plan as a Class 17 Claimant. However, Claimant is entitled to vote on Plan as a Class 20 Claimant.

Debtors assert that there is insufficient value in the collateral to provide a security interest to Claimant. The Class 17 Claimant’s liens are later in time and thus junior to the liens of Classes 1 through 15.  Moreover, Claimant failed to validly perfect its judgment lien against the assets of USDC. Based on the foregoing, the Class 17 Claimant will receive no distribution on account of its Class 17 Claim, with the treatment for such Claim to be included in Class 20 (General Unsecured Claims).

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment
18
Prestige Cleaners, Inc.

Collateral description =

×     Junior priority liens on assets of USDC – Judgment Lien.

Amount of Claim = $82,379.83.  Based on the fact that there is insufficient collateral to satisfy any portion of this claim, Claimant is deemed to have a Secured Claim in the amount of $0 and an unsecured deficiency claim in the amount of $82,379.83.
No
No

Claim in this Class is deemed to have rejected the Plan and is therefore not entitled to vote on the Plan as a Class 18 Claimant. However, Claimant is entitled to vote on Plan as a Class 20 Claimant.

Debtors assert that there is insufficient value in the collateral to provide a security interest to Claimant. The Class 18 Claimant’s liens are later in time and thus junior to the liens of Classes 1 through 15.  Moreover, Claimant failed to validly perfect its judgment lien against the assets of USDC. Based on the foregoing, the Class 18 Claimant will receive no distribution on account of its Class 18 Claim, with the treatment for such Claim to be included in Class 20 (General Unsecured Claims).

19
Jonathan Neil & Associates, Inc.

Collateral description =

×     Junior priority liens on assets of USDC – Judgment Lien.

Amount of Claim = $19,035.  Based on the fact that there is insufficient collateral to satisfy any portion of this claim, Claimant is deemed to have a Secured Claim in the amount of $0 and an unsecured deficiency claim in the amount of $19,035.
No
No

Claim in this Class is deemed to have rejected the Plan and is therefore not entitled to vote on the Plan as a Class 19 Claimant. However, Claimant is entitled to vote on Plan as a Class 20 Claimant.

Debtors assert that there is insufficient value in the collateral to provide a security interest to Claimant. The Class 19 Claimant’s lien is later in time and thus junior to the liens of Classes 1 through 15.  Moreover, Claimant did not file a notice of its judgment lien with the Secretary of State in Delaware, the state where USDC is incorporated. Based on the foregoing, the Class 19 Claimant will receive no distribution on account of its Class 19 Claim, with the treatment for such Claim to be included in Class 20 (General Unsecured Claims).

2.           Classes of Priority Unsecured Claims

Certain Priority Claims that are referred to in Bankruptcy Code Sections 507(a)(3), (4), (5), (6), and (7) are required to be placed in Classes.  These types of Claims are entitled to priority treatment as follows:  the Bankruptcy Code requires that each holder of such a Claim receive Cash on the Effective Date equal to the allowed amount of such Claim.  However, a class of unsecured Priority Claim holders may vote to accept deferred Cash payments of a value, as of the Effective Date, equal to the allowed amount of such Claim.  The Debtors do not believe that there are any valid outstanding Section 507(a)(3), (4), (5), (6), or (7) priority unsecured claims.

3.           Class of General Unsecured Claims

General Unsecured Claims are unsecured Claims not entitled to priority under Bankruptcy Code Section 507(a).  The following chart identifies this Plan’s treatment of the Class containing all of the Debtors’ non-priority General Unsecured Claims.

Class #	Description	Impaired	Treatment
20
Except for as otherwise provided in Class 20A below, all General Unsecured Claims, including unsecured deficiency claims of alleged Secured Creditors.

The Debtor estimates that there are a total of approximately $10 million of Class 20 Claims.

Yes Allowed Claims in this Class are entitled to vote on the Plan
Cash Payment:

In full settlement and satisfaction of their Class 20 Claims, holders of Class 20  Allowed Claims shall have the right to select one of the following two options:

Option 1: If the holder of an Allowed Class 20 Claim elects the treatment described herein for Option 1 or does not make an election, then its Allowed Class 20 Claim will be treated as follows: Option 1 Class 20 Claim holders will receive, in the aggregate after payment of Class 20A Claims, the balance of $1 million to be distributed on a pro rata basis among Class 20 Claimants with Allowed Class 20 Claims. Within five (5) days of the Effective Date, the Reorganized Debtor shall deposit $600,000 into a segregated account maintained by Levene, Neale, Bender, Yoo & Brill L.L.P. (the “Trust Account”) solely for the benefit of the Class 20 Claim holders, and shall deposit an additional $50,000 from the proceeds of each $500,000 of additional Exit Financing that is raised after the Effective Date until the full $1.0 million has been deposited into the Trust Account.  The balance due to the Class 20 Claim holders under the Plan shall be secured by a first priority lien on all of the assets of the Reorganized Debtors pari passu, with the claims and security interests owed to the holders of the New Debt Securities and the Professional Notes. The balance of the Class 20 Allowed Claims in the approximate amount of $9 million, will receive New Common as described below.

Equity:

As soon as practicable after the Subsequent Public Offering, holders of Class 20 Allowed Claims shall receive a  distribution of New Common Stock in an amount equal to the balance of their  Class 20 Allowed Claims after crediting the Cash distribution. The New Common Stock will be issued at the Discounted Stock Price. The Debtors estimate that approximately $9 million worth of New Common Stock will be issued to Class 20 Claimants with Allowed Claims.

If the Subsequent Public Offering is not effective within nine (9) months after the Effective Date, the balance of the Class 20 Claims of approximately $9 million shall receive one share of New Common Stock for every $15.00 of Claim.

Class #	Description	Impaired	Treatment

Option 2:  Alternatively, if the Class 20 Claim holder elects to forego Option 1 and affirmatively selects Option 2 on the Class 20 Ballot, then under Option 2 such Class 20 Claim holder will not receive any Cash distribution and will not receive any New Common Stock.  In lieu of Cash and New Common Stock, Option 2 Class 20 Claim holders will retain their rights to pursue their Claims against the D&O Insurance Policy. Unless a Class 20 Claim holder elects Option 2, they will waive their rights to pursue their claims to the D&O Insurance Policy.  A copy of the D&O Insurance Policy may be obtained by sending a written request via email or fax to the Debtors’ bankruptcy counsel at: sseflin@wrslawyers.com or Fax No. (310) 479-1422, Attn: Susan K. Seflin.

Treatment under Option 1 or under Option 2 shall be in full and complete satisfaction of Class 20 Claims.

20A	General Unsecured Claims of $1,000 or less and those Creditors who elect to reduce their Claims to $1,000. Total amount of Claims = approximately $87,000. (“Convenience Class”)	Yes Allowed Claims in this Class are entitled to vote on the Plan
Class 20A Claimants shall receive in full, final and complete satisfaction of their Claims, a distribution as soon as practicable after the Effective Date of an amount equal to twenty percent (20%) of each Allowed Claim.  A Creditor with a Claim in excess of $1,000 may elect in writing on the Ballot for voting on the Plan to reduce its Claim to $1,000 and receive a distribution of 20% (i.e., $200) on such Claim.  If $87,000 of Class 20A Claimants receive 20%, then that will reduce the $1 million for General Unsecured Creditors by approximately $18,000 (and will reduce the amount of outstanding General Unsecured Claims by $87,000).

Such treatment shall be in full and complete satisfaction of Class 20A Claims.

4.           Class of Interest Holders

Interest holders are the parties who hold an ownership Interest (i.e., equity interest) in the Debtors.  USDC is the owner of 100% of the stock of each of the Subsidiary Debtors, meaning that each of the Subsidiary Debtors is a wholly-owned subsidiary of USDC.  Since USDC is a corporation, the owners of the stock in USDC are considered Interest holders.  The following chart identifies this Plan’s treatment of the Classes of Interest holders:

/ / /

Class #	Description	Impaired	Treatment
21	Holders of Convertible Preferred Stock of USDC	Yes. Impaired. Holders of Class 21 interests are entitled to vote on the Plan.
Class 21 Interest holders shall be deemed to have fully exercised their right to convert their preferred stock to common stock at 110% of the applicable conversion rate on the Effective Date.  Class 21 Interest holders shall receive the same treatment for their newly converted common stock as Class 22 common stock.

Such treatment shall be in full and complete satisfaction of Class 21 Interests and all claims for unpaid dividends.

22	Holders of Common Stock of USDC	Yes. Impaired. Holders of class 22 Interests are entitled to vote on the Plan.
On the Effective Date all common stock of USDC shall be canceled.  As soon as practicable after the Effective Date, Class 22 Interest holders shall receive one share of New Common Stock for every 40 shares of stock held on the Record Date and surrendered to the transfer agent. As a condition to receiving stock in the Reorganized Debtor, each Class 22 Interest holder must surrender his/hers/its common stock to the Reorganized Debtor’s transfer agent.

23A 23B 23C 23D 23E 23F 23G	Stock in the Subsidiary Debtors as follows: Enivel Steam Press CCI Fresno 1 Fresno 2 Portsmouth Tuchman
No. Not Impaired.

Interests in this Class are conclusively deemed to have accepted the Plan and are not entitled to vote on the Plan as the Subsidiary Debtors will be substantively consolidated with USDC as of the Effective Date.

On the Effective Date and pursuant to the Substantive Consolidation Order and the Confirmation Order, the Subsidiary Debtors (a) will be merged into USDC pursuant to the Plan and applicable state law, (b) shall cease to exist as separate legal entities, and (c) shall become, with USDC, the Reorganized Debtor.  Upon entry of the Confirmation Order, all stock in the Subsidiary Debtors shall be deemed cancelled.

D.	Means of Effectuating this Plan and Implementation of this Plan

1.	Funding for this Plan.

The Plan will be funded by the Exit Financing in the aggregate amount of $8,800,000, plus the Debtors’ Cash on hand of approximately $200,000.  $4.4 million of Exit Financing will be raised prior to Confirmation, and the remainder will be raised after the Effective Date.  The Debtor expects that on the Effective Date, it will have $4.5 million with which to fund payments immediately due under the Plan.  The Debtor expects to raise an additional $2.5 - $3.5 million of Exit Financing, which will be used to pay the Professional Notes.  The balance of Allowed Claims will be satisfied by the issuance of the New Common Stock and/or payment over time by the Reorganized Debtor.

2.	Release of Liens.

Within 30 days of satisfaction of Secured Claims as set forth in the Plan, holders of such Claims shall file releases of their liens with the appropriate government agencies (the “Release Procedures”).  In the event that the foregoing Claimants do not complete the Release Procedures, the Order confirming this Plan shall grant the Reorganized Debtor power of attorney authority for the limited purpose of implementing and consummating the Release Procedures.

3.	Composition of the Reorganized Debtor and Post-Confirmation Management.

On the Effective Date, all of the Debtors other than USDC, pursuant to applicable state law, will be merged into USDC, and all of the Debtors other than USDC will cease to exist.  The Reorganized Debtor will remain a Delaware corporation.  The Reorganized Debtor’s Board of Directors (the “Reorganized Debtor’s Board”) after the Effective Date will have six (6) members.  The initial members of the Reorganized Debtor’s Board shall be Robert Y. Lee, Chairman, Michael Drace, Timothy Rand, Martin J. Brill, Michael J. Smith andAlex Bond, the Reorganized Debtor’s new Chief Executive Officer.  See, Exhibit “H” to the Disclosure Statement for details on the Reorganized Debtor’s Board.

The management of the Reorganized Debtor immediately following the Effective Date will remain the same except that, on the Effective Date, Alex Bond will be employed as Chief Executive Officer and will also be appointed to serve as a member of the Reorganized Debtor’s Board of Directors.  Upon Mr. Bond’s appointment, Mr. Lee will no longer be Chief Executive Officer but will remain as Chairman of the Reorganized Debtor’s Board.  It is further anticipated that, within one month of the Effective Date, Kevin Lyng will be employed as the Reorganized Debtor’s Chief Operating Officer.  Although not an officer, Riaz Chauthani will continue to serve as director of Mergers and Acquisitions.  See, Exhibit “H” to the Disclosure Statement for details on the Reorganized Debtor’s management.   Finally, it is anticipated that a new Chief Financial Officer will be selected by Mr. Bond and Mr. Lyng and employed by the Reorganized Debtor after Confirmation, but prior to the Subsequent Public Offering.

On the Effective Date, the Reorganized Debtor reserves the right and shall be authorized to pay Mr. Lee all salary and expenses deferred during the Chapter 11 Case as a result of that certain Stipulation to Appoint Brian Weiss as Chief Restructuring Officer and that certain Stipulation To Appoint Charles T. Moffitt As Debtors’ Chief Restructuring Officer, but only after the Reorganized Debtor has actually deposited the Cash amounts for the Professional Notes and for the Class 20 Claim holders under the Plan.

All persons designated pursuant to this section shall be authorized to assume their offices as of the Effective Date and shall be authorized to continue to serve in such capacities thereafter pending further action of the Reorganized Debtor’s Board or stockholders of the Reorganized Debtor in accordance with applicable state law and the Reorganized Debtor’s then-existing bylaws and charter.

4.	Disbursing Agent.

The Reorganized Debtor will act as the Disbursing Agent for purposes of making all Distributions provided for under this Plan.  The Disbursing Agent will serve without bond and will receive no compensation for distribution services rendered and expenses incurred pursuant to this Plan. The Disbursing Agent may employ others, such as its transfer agent, to assist it in making Distributions under this Plan.

5.	Objections to Claims.

The Claims bar date in these cases was August 13, 2010.  Attached as Exhibit “E” to the Disclosure Statement is the Claim Chart, which identifies all of the Debtors’ scheduled Claims and all Proofs of Claim or Interest which have been filed against the Debtors.  Following Confirmation of the Plan, the Reorganized Debtor shall be the sole entity with the standing and authority to file objections to Claims in these Cases, and shall have the right to file objections to all Claims which are inconsistent with the Debtors’ books and records unless the Reorganized Debtor deems the inconsistency to be insignificant.  The Reorganized Debtor will have the authority in the reasonable exercise of its business judgment to settle or compromise any Claim following the Effective Date by submitting a stipulation to the Bankruptcy Court without a notice or hearing thereon.  As provided by Section 502(c) of the Bankruptcy Code, the Court may estimate any contingent or unliquidated Disputed Claim for purposes of Confirmation of the Plan.  The Bankruptcy Court shall retain jurisdiction over the Debtors, the Reorganized Debtor, these Cases and these Estates to resolve and to adjudicate any and all such objections to Claims which are commenced or continued following the Confirmation of the Plan.  Nothing contained in the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtor of any rights of setoff or recoupment, or of any defense, the Debtors or the Reorganized Debtor may have with respect to any Claim, or of any bases that the Reorganized Debtor may have to object to any such Claim.

Any Proof of Claim or Interest that is filed with the Bankruptcy Court and/or served on the Debtors or Reorganized Debtor after the Effective Date will be deemed invalid unless the Claimant files a motion for leave of Court to file such Claim.

The Debtors specifically reserve the right to file objections to any and all Claims set forth in Exhibit “E” to the Disclosure Statement.  The Order confirming the Plan shall not be res judicata, collateral estoppel, or other bar to the Reorganized Debtor’s or other party in interest’s right to object to such Claims after the Effective Date.

6.	Payment Upon Resolution of Disputed Claims.

The Reorganized Debtor will not make any payment or distribute any stock to the holder of a Disputed Claim until such Disputed Claim becomes an Allowed Claim.  Pending a resolution of the Disputed Claim, the Reorganized Debtor will create a reserve account (the “Reserve Account”) which will contain proposed distributions based on the Disputed Claims.  Within sixty (60) days after a Disputed Claim becomes an Allowed Claim, the Reorganized Debtor will make a payment or distribute stock to the holder of such Allowed Claim from the Reserve Account in an amount equal to what the holder of such Allowed Claim would have received if the Claim had been allowed in such amount as of the Effective Date.  In the event that the Disputed Claim is disallowed, that portion of the Reserve Account which was designated for payment of the Disputed Claim will be transferred to Allowed Claims in accordance with the treatment set forth in Class 20 above.

7.	Investigation and Prosecution of Claims and Causes of Action Including Avoidance Actions.

Under the Plan, the Debtors’ current General Unsecured Creditors will receive some Cash but mainly New Common Stock.  Based on the foregoing, any recoveries from preference litigation would be retained by the Reorganized Debtor and only indirectly benefit the Debtors’ current General Unsecured Creditors.  The Debtors believe that such preference litigation would cause substantial ill-will against the Reorganized Debtor in the dry cleaning industry, which the Debtors believe would negatively interfere with the Reorganized Debtors’ business operations and reorganization efforts.  As a result, the Debtors have determined that neither the Debtors nor the Reorganized Debtor will pursue any preference litigation based on monetary transfers, except for the preference litigation pending against Bell Hop Cleaners of California, Inc., and Team Equipment, Inc. and their affiliates.  Notwithstanding the foregoing, the Reorganized Debtor, as the representative of the Debtors’ Estates and for the benefit of the Estates, shall have the right to pursue any preference actions based on non-monetary transfers, including, without limitations, transfers of security interests to creditors.  Additionally, the Reorganized Debtor, as the representative of the Debtors’ Estates and for the benefit of the Estates, shall have the right to pursue any and all other causes of action available to the Debtors’ Estates including, but not limited to, cross claims for contribution, indemnity, etc. that the Debtors may have against certain professionals or other parties relating to the Mercer Notes.

The Debtors specifically reserve the right to commence any actions against Creditors set forth in Exhibit “E” to the Disclosure Statement.  An order confirming the Plan shall not be res judicata, collateral estoppel, or other bar to the Reorganized Debtor’s right to commence such actions after the Effective Date.

8.	Payment of Professional Fees and Expenses Incurred Post Effective Date

The Reorganized Debtor shall be entitled to employ such Professionals that the Reorganized Debtor deems appropriate and to pay the fees and expenses incurred by such Professionals in the ordinary course without any further order of the Bankruptcy Court.

E.	Other Provisions of the Plan.

1.	Executory Contracts and Unexpired Leases.

(a)           Assumptions.

Attached to the Disclosure Statement as Exhibit “B” is a list of all of the Debtors’ executory contracts and unexpired leases which the Debtors intend to assume on the Effective Date with the obligations of the Debtors to the other parties to such executory contracts and unexpired leases to become obligations of the Reorganized Debtor.  Also set forth in Exhibit “B” is an itemization of the defaults which the Debtors contend exist and must be cured in connection with the Debtors’ assumption of such executory contracts and unexpired leases (the “Cure Amounts”), unless the other parties to such executory contracts and unexpired leases agree to the contrary.  The Debtors estimate that the total Cure Amounts that the Debtors will be required to pay on the Effective Date will be approximately $75,000, based on agreements reached with parties to such contracts, with the balance of the Cure Amounts to be paid over a period of up to 36 months.  The Confirmation Order will constitute a Bankruptcy Court order approving the Debtors’ assumption of all such executory contracts and unexpired leases and fixing the Cure Amounts for each such executory contract and unexpired lease in the amounts asserted by the Debtors as set forth in Exhibit “B”.

(b)           Rejections.

On the Effective Date, all executory contracts and unexpired leases set forth on Exhibit “C” to the Disclosure Statement and all executory contracts and unexpired leases not previously assumed or set forth on Exhibit “B” to the Disclosure Statement will be deemed rejected by the Debtors, and the Court order confirming this Plan will constitute a Court order approving the Debtors’ rejection of all such executory contracts and unexpired leases.  Additionally, all executory contracts and unexpired leases to which the Debtors are a party or to which any of the Debtors is a party and which have not been previously assumed or set forth in Exhibit “B” will also be deemed rejected, and the Court order confirming this Plan will constitute a Court order approving the Debtors’ rejection of all such executory contracts and unexpired leases.

(c)           Cures.

The Cure Amounts that the Debtors believe is required is set forth on Exhibit “B” to the Disclosure Statement.  Any party who wished to object to the Debtors’ assumption of any of the unexpired leases or executory contracts set forth in Exhibit “B” under this Plan and/or to the Cure Amounts of any defaults the Debtors believe exist must have filed a written objection on or before 5:00 p.m. PST on May 12, 2011 with the Bankruptcy Court, and served such objection on counsel to the Debtors.  See, Pages 7 and 8 of the Disclosure Statement for more details.  The Bankruptcy Court may deem the failure of any party to file such a timely objection to constitute consent to the Debtors’ assumption of the unexpired leases and executory contracts set forth on Exhibit “B” and to the Cure Amounts of any defaults the Debtors must cure in connection with the Debtors’ assumption of these unexpired leases and executory contracts.

THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE WHICH IS REJECTED ON THE EFFECTIVE DATE SHALL BE THIRTY (30) DAYS AFTER THE EFFECTIVE DATE.  Any Claim based on the rejection of an unexpired lease or executory contract will be barred if the Proof of Claim is not timely filed, unless the Bankruptcy Court orders otherwise.  Any Allowed Claim resulting from the rejection of an unexpired lease or executory contract will be classified and treated as a Class 20 Allowed Claim.

2.	Changes in Rates Subject to Regulatory Commission Approval.

The Debtors are not subject to governmental regulatory commission approval of their rates.

3.	Retention of Jurisdiction.

After the Effective Date, in addition to jurisdiction which exists in any other court, the Bankruptcy Court will retain such jurisdiction as is legally permissible including for the following purposes:

a.           To resolve any and all disputes regarding the operation and interpretation of this Plan and the Plan Confirmation Order;

b.           To determine the allowability, classification, or priority of Claims and Interests upon objection by the Debtors, the Reorganized Debtor or by any other parties in interest with standing to bring such objection or proceeding and to consider any objection to Claim or Interest whether such objection is filed before or after the Effective Date;

c.           To determine the extent, validity and priority of any lien asserted against property of the Debtors or property of the Debtors’ Estates;

d.           To construe and take any action to enforce this Plan, the Confirmation Order, and any other order of the Bankruptcy Court, issue such orders as may be necessary for the implementation, execution, performance, and consummation of this Plan, the Confirmation Order, and all matters referred to in this Plan and the Confirmation Order, and to determine all matters that may be pending before the Bankruptcy Court in these Cases on or before the Effective Date with respect to any person or entity related thereto;

e.           To determine (to the extent necessary) any and all applications for allowance of compensation and reimbursement of expenses of Professionals for the period on or before the Effective Date;

f.            To determine any request for payment of administrative expenses;

g.           To determine motions for the rejection, assumption, or assignment of executory contracts or unexpired leases filed before the Effective Date and the allowance of any Claims resulting therefrom;

h.           To determine all applications, motions, adversary proceedings, contested matters, and any other litigated matters instituted during the pendency of these Cases whether before, on, or after the Effective Date including claims, causes of action, and avoidance actions, and the Reorganized Debtor shall have the right to commence any claims, causes of action and avoidance actions after the Effective Date and to continue with the prosecution of any such claims, causes of action and avoidance actions which were commenced but not completed by the Debtors prior to the Effective Date;

i.            To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

j.            To modify this Plan under Section 1127 of the Bankruptcy Code in order to remedy any apparent defect or omission in this Plan or to reconcile any inconsistency in this Plan so as to carry out its intent and purpose;

k.           Except as otherwise provided in this Plan or the Confirmation Order, to issue injunctions, to take such other actions or make such other orders as may be necessary or appropriate to restrain interference with this Plan or the Confirmation Order, or the execution or implementation by any person or entity of this Plan or the Confirmation Order;

l.            To issue such orders in aid of consummation of this Plan and the Confirmation Order, notwithstanding any otherwise applicable nonbankruptcy law, with respect to any person or entity, to the fullest extent authorized by the Bankruptcy Code or Bankruptcy Rules; and

m.          To enter a final decree closing the Debtors’ Chapter 11 Cases.

4.	Dissolution of the Committee.

On the Effective Date, the Committee, to the extent that it serves as the Official Unsecured Creditors Committee in these Cases, shall be dissolved and its members shall be released and discharged from all rights and duties arising from or related to the Cases.

F.	Amendment to Charter Documents of Debtors and Other Matters.

1.	Cancellation of Outstanding Securities of USDC.

On the Effective Date, without shareholder approval, all outstanding instruments and securities representing Equity Interests and any rights to acquire Equity Interests in USDC, including all warrants, options and similar securities, shall be deemed canceled and of no further force or effect, without any further action on the part of the Bankruptcy Court or any person.  The holders of such canceled instruments, securities, and other documents shall have no rights arising from or relating to such instruments, securities or other documents or the cancellation thereof, except the rights provided pursuant to this Plan.

2.	Amendments to Articles of Incorporation and Other Actions.

On the Effective Date, the Board of Directors of the Reorganized Debtor shall be authorized to amend the Articles of Incorporation and Bylaws to accomplish the following:

a.           Authorize the issuance of one hundred million shares of New Common Stock and thirty million shares of the Reorganized Debtor’s preferred stock.  The Board of Directors shall determine in their discretion the rights, privileges and restrictions granted or imposed on such shares.

b.           Subject to the limitation set forth in Paragraph (c) below, institute an employee/management stock plan with authority to issue up to twenty percent (20%) of the then outstanding New Common Stock pursuant to such plan.

c.           Until Option 1 Class 20 General Unsecured Creditors have received their distribution of New Common Stock, the Reorganized Debtor shall not issue New Common Stock under the employee/management stock plan, except to new officers, directors or management not previously employed by the Debtors.

d.           Effect a quasi-reorganization for accounting purposes.

e.           Issue shares to carry out any transaction contemplated in this Plan without solicitation of or notice to shareholders.

f.           Take all action necessary and appropriate to carry out the terms of this Plan.

g.          Amend the Reorganized Debtor’s Articles of Incorporation and/or Bylaws to provide the maximum indemnification or other protections to the Reorganized Debtor’s officers and directors that is allowed under applicable law.

h.           In accordance with Section 1123(a)(6) of the Bankruptcy Code, include within its charter a provision prohibiting the issuance of nonvoting equity securities.

i.            Change the name of the Reorganized Debtor to such name as the board of directors selects.

3.	Take Required Actions.

Without shareholder approval, the Board of Directors of Reorganized Debtor shall be authorized to take any and all action necessary or appropriate to effectuate any amendments to the Reorganized Debtor’s Certificate of Incorporation and/or Bylaws called for under this Plan and the Board of Directors and officers of the Reorganized Debtor shall be authorized to execute, verify, acknowledge, file and publish any and all instruments or documents that may be required to accomplish same.

The Reorganized Debtor shall amend its charter in conformance with section 303 of the Delaware General Corporation Law and pursuant to section 1123(a)(5)(I) of the Bankruptcy Code.  The amended charter and bylaws will become effective upon (i) Confirmation of this Plan, (ii) the occurrence of the Effective Date, and (iii) the filing with the Delaware Secretary of State of a certificate of amendment reflecting the amendments.

G.	Exemption from Registration Under Section 1145 of the Bankruptcy Code.

In reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and of state and local securities laws afforded by Section 1145 of the Bankruptcy Code, the Reorganized Debtor’s New Common Stock to be issued pursuant to the Plan on and after the Effective Date need not be registered under the Securities Act or any state or local securities laws.  The Reorganized Debtor’s common stock will not be subject to any statutory restrictions on transferability and may be resold by any holder without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(1) of the Securities Act, unless the holder is an “underwriter” with respect to such securities, as that term is defined in Section 1145(b) of the Code.  Entities who believe they may be “underwriters” under the definition contained in Section 1145 of the Code are advised to consult their own counsel with respect to the availability of the exemption provided by Section 1145.  All stock in the Reorganized Debtor to be issued under this Plan shall be subject to standard and customary underwriter lockup provisions, which may restrict the transferability and resale of such stock.

H.	Closing of Register for Existing Common Stock.

At the close of business on the Record Date, the security register for the common stock of USDC shall be closed, and thereafter there shall be no further registrations of transfer or other changes in holders on the books of the stock transfer agent, or USDC, and the Reorganized Debtor shall have no obligation to recognize any transfer of the common stock of USDC occurring thereafter (but shall be entitled instead to recognize and deal with, for all purposes under the Plan, except as otherwise provided herein, those holders reflected on the security register on the Record Date).

I.	Miscellaneous Issues Regarding Plan Distribution.

1.	No Fractional Distributions or Shares Issued.

No distributions in fractions of hundredths of U.S. Dollars ($0.00’s) (i.e. cents) shall be issued.  If the Distribution amount allocated to an Allowed Claim at the time of a Distribution hereunder would include fractions of cents, the amount to be distributed to the holder of such Claim shall be rounded down to the highest integral number of cents in the applicable Claim amount.  No fractional shares of New Common Stock shall be issued and all fractional shares shall be rounded down to the nearest whole share.  Holders of Allowed Claims who would be entitled to fractional shares but for this provision shall receive no consideration therefor because such amount will be de minimus.

2.	De Minimus Cash Distributions.

Notwithstanding anything to the contrary in this Plan, no Cash Distributions shall be made on account of any Allowed Claim if the Cash Distribution amount is less than $10.00.  Holders of Allowed Claims who would otherwise be entitled to a Distribution in an amount of less than $10.00 shall receive no Distribution on account of such Allowed Claim because the value of such Allowed Claim would be de minimus and the administrative costs associated with processing and mailing the Distribution to the holder of such Allowed Claim would likely exceed the amount of the Distribution.  No Distribution of less than 10 shares of New Common Stock shall be made to any holder of an Allowed Claim or Interest, as such a Distribution would be de minimus.

3.	Name and Address of Holder of Claim or Interest.

For purposes of all distributions under the Plan, the Disbursing Agent will be entitled to rely on the name and address of the holder of each Allowed Claim or Interest as shown on any timely filed proof of claim and, if none, as shown on the Debtors’ bankruptcy schedules, as amended from time to time, except to the extent that the Disbursing Agent first receives adequate written notice of a transfer or change of address, properly executed by the holder or its authorized agent.

4.	Unclaimed Property.

Any property to be distributed to Creditors or Interest holders under this Plan shall be forfeited to the Reorganized Debtor if it is not claimed by the entity entitled to it before the later of one (1) year after the Effective Date or sixty (60) days after an order allowing the Claim or Interest of that entity becomes a final order.  Any securities returned pursuant to this provision shall be canceled.

IV.      EFFECT OF CONFIRMATION OF THIS PLAN

A.	Discharge.

On the Plan Effective Date, the Debtors will receive a discharge under the Plan pursuant to and in accordance with the provisions of Section 1141 of the Bankruptcy Code because there has not been a liquidation of all or substantially all of the property of the Debtors’ Estates.  Pursuant to 11 U.S.C. § 1141(d)(1)(A), Confirmation of the Plan will discharge “the debtor from any debt that arose before the date of such confirmation, and any debt of a kind specified in section 502(g), 502(h), or 502(i) of this title, whether or not – (i) a proof of claim based on such debt is filed or deemed filed under section 501 of this title; (ii) such claim is allowed under section 502 of this title; or (iii) the holder of such claim has accepted the plan …”.  11 U.S.C. §§ 1141(d)(1)(A)(i), (ii) and (iii).  In other words, Confirmation of the Plan will effectuate a discharge as to all debts or liabilities, whether contingent, unliquidated, disputed, known or unknown, that were incurred or arose before Confirmation of the Plan.  This includes all types of Claims and obligations arising out of and/or including, but not limited to, (i) all causes of action under state and Federal law (e.g., breach of contract, breach of fiduciary duty, securities violations, etc.), (ii) trade payables, (iii) landlord Claims, (iv) tax Claims including interest, (v) environmental claims, and (vi) any other known or unknown Claim from any debt arising prior to Plan Confirmation.

This Plan shall bind the holders of all Claims whether or not they accept this Plan.  The rights afforded in this Plan and the treatment of all Claims therein shall be in complete satisfaction, discharge and release of all Claims against the Debtors or any of their assets or properties of any nature whatsoever except as otherwise specifically provided in this Plan.  Except as otherwise set forth in this Plan, all Claims shall be forever satisfied, discharged and released in full on the Effective Date, and all holders of Claims shall be forever precluded and enjoined from asserting Claims against the Reorganized Debtor or any of the Debtors.  Any litigation pending pre-petition and/or initiated post-petition in any court other than the Bankruptcy Court where relief from stay was not obtained from the Bankruptcy Court shall be deemed discharged upon Plan Confirmation.

Notwithstanding anything to the contrary herein, the Plan does not discharge the Retained Claims (as defined in the Gamet Settlement Agreement) and the Gamet Parties are not precluded or enjoined from asserting such Retained Claims as set forth in the Gamet Settlement Agreement.  Notwithstanding anything to the contrary herein, the Plan does not discharge the Professional Notes or the balance due to the Class 20 Claim holders under the Plan.

B.	Continuing Stay/Injunction.

The automatic stay is lifted upon Confirmation as to property of the Estates.  However, the stay continues to prohibit collection or enforcement of pre-petition Claims against the Reorganized Debtor or the Reorganized Debtor’s property until the earlier of the date:  (1) the relevant bankruptcy Case is closed, or (2) the relevant bankruptcy Case is dismissed.  Therefore, all parties bound by this Plan shall take no action with respect to, and are enjoined from, collecting or enforcing their pre-petition Claims against the Reorganized Debtor as set forth herein, and as otherwise provided by operation of law, until the earlier of the date:  (1) the relevant bankruptcy Case is closed, or (2) the relevant bankruptcy case is dismissed.

The Confirmation Order shall enjoin the prosecution, whether directly, derivatively or otherwise, of any Claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or Interest released, discharged or terminated pursuant to this Plan.

Except as provided in this Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an interest or other right of an Equity Security Holder that is impaired pursuant to the terms of this Plan are permanently enjoined from taking any of the following actions against the Debtors, the  Estates, the Committee, the Reorganized Debtor or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors and (v) commencing or continuing any action in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan.

By accepting distribution pursuant to this Plan, each holder of an Allowed Claim receiving a Distribution pursuant to this Plan will be deemed to have specifically consented to the injunctions set forth in this Section.

C.	Revesting of Property in the Reorganized Debtor.

Except as provided elsewhere in this Plan, the Confirmation of this Plan revests all of the property of the Debtors’ estates in the Reorganized Debtor, including, but not limited to, any Claims against the Gamet Parties, Winthrop Couchot and any party listed on Exhibit “E” to the Disclosure Statement.  From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire, and dispose of property, including payment of all business expenses and professional fees and expenses, and compromise and settle any claims or causes of actions without supervision or consent of the Bankruptcy Court, and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

The Reorganized Debtor shall have, retain, reserve and be entitled to assert all claims, causes of action, rights of setoff and other legal or equitable defenses that the Debtors had immediately prior to the Petition Date as fully as if the Debtors’ bankruptcy Cases had not been commenced; and all of the Reorganized Debtor’s legal and equitable rights respecting any such claims which are not specifically waived, extinguished, or relinquished by the Plan may be asserted after the Effective Date by the Reorganized Debtor.

/ / /

D.	Modification of this Plan.

The Debtors may modify this Plan at any time before Confirmation.  However, the Bankruptcy Court may require a new disclosure statement and/or re-voting on this Plan if the Debtors modify this Plan before Confirmation.  The Debtors or the Reorganized Debtor, as the case may be, may also seek to modify this Plan at any time after Confirmation of the Plan so long as (1) the Plan has not been substantially consummated, and (2) the Bankruptcy Court authorizes the proposed modifications after notice and a hearing.

E.	Post-Confirmation Status Reports.

Until final decrees closing the Debtors’ Chapter 11 Cases are entered, the Reorganized Debtor shall file a consolidated quarterly status report with the Bankruptcy Court explaining what progress has been made toward consummation of the confirmed Plan and shall serve such status reports upon the OUST and the Post-Effective Date Parties.

F.	Post-Confirmation Conversion/Dismissal.

A Creditor or any other party in interest may bring a motion to convert or dismiss the Cases under Section 1112(b) of the Bankruptcy Code after the Plan is confirmed if there is a default in performing the Plan.  If the Bankruptcy Court orders the Cases converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 Estates, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 Estates, and the automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Bankruptcy Court during these Cases.  The Confirmation Order may also be revoked under very limited circumstances.  The Bankruptcy Court may revoke the Confirmation Order if it was procured by fraud and if a party in interest brings an adversary proceeding to revoke confirmation within 180 days after the entry of the Confirmation Order.

G.	Final Decree.

Once the Estates have been fully administered as referred to in Bankruptcy Rule 3022, the Reorganized Debtor shall file a motion with the Bankruptcy Court to obtain a final decree to close these Cases.  The Reorganized Debtor shall be responsible for the timely payment of all fees incurred pursuant to 28 U.S.C. § 1930(a)(6).

Dated: September 14, 2011	Enivel, Inc. et al.

	By:	/s/ Robert Y. Lee
Robert Y. Lee, President and
Chief Executive Officer

Submitted By:

Wolf, Rifkin, Shapiro, Schulman & Rabkin, LLP

By:	/s/ Susan K. Seflin
Simon Aron
Susan K. Seflin
Attorneys for Chapter 11 Debtors and Plan Proponents

[Exhibits A-E filed as Exhibits 10.1-10.5 of Form 8-K filed on September 29, 2011]